EXHIBIT 10.157

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                           LOAN AND SECURITY AGREEMENT
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                                     between

                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation

                                   ("Lender")

                                       and
                             BLUEGREEN CORPORATION,
                           a Massachusetts corporation

                      BLUEGREEN VACATIONS UNLIMITED, INC.,
                              a Florida corporation

                       BLUEGREEN/BIG CEDAR VACATIONS, LLC,
                      a Delaware limited liability company

                                  ("Borrower")

                                   $50,000,000
                                   -----------
                                 Amount of Loan

                                February 10, 2003
                                -----------------
                                      Date

                                 RESORT FINANCE

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                                TABLE OF CONTENTS

ARTICLE I     DEFINITIONS......................................................2

Section 1.1   Certain Defined Terms............................................2
Section 1.2   Other Definitional Provisions...................................13

ARTICLE II    THE LOAN........................................................15

Section 2.1   Loan Commitment; Advances.......................................15
Section 2.2   Minimum Amount and Maximum Frequency of Advances................15
Section 2.3   Disbursement of Advances........................................16
Section 2.4   Revolving Loan..................................................16
Section 2.5   Continuation of Obligations.....................................16
Section 2.6   Use of Advances.................................................16
Section 2.7   Note............................................................16
Section 2.8   Interest........................................................16
Section 2.9   Interest Rate Limitation........................................16
Section 2.10  Minimum Required Payments.......................................17
Section 2.11  Prepayment; Non-Utilization.....................................18
Section 2.12  Late Charge.....................................................18
Section 2.13  Payments........................................................19
Section 2.14  Loan Fee........................................................19
Section 2.15  No Reduction in Loan Fee........................................19
Section 2.16  Custodial Fee...................................................20
Section 2.17  Borrower's Unconditional Obligation to Make Payments............20

ARTICLE III   SECURITY........................................................21

Section 3.1   Grant of Security Interest in Collateral........................21
Section 3.2   Maintenance of Borrowing Base...................................21
Section 3.3   Reassignment of Ineligible Instruments..........................21
Section 3.4   Lockbox Collections.............................................22
Section 3.5   Servicing of Instruments........................................22
Section 3.6   Reconciliation Between Lockbox Payments and Servicing
              Reports.........................................................22
Section 3.7   Replacement of Agents...........................................23
Section 3.8   Maintenance of Security.........................................23
Section 3.9   Permitted Contests..............................................23
Section 3.10  Liability of Guarantors.........................................23

ARTICLE IV    CLOSING; APPROVAL OF TIME-SHARE PROJECTS AND ADVANCES...........24

Section 4.1   Closing Conditions..............................................24
Section 4.2   Approval of Time-Share Projects.................................24
Section 4.3   Required Deliveries for Each New Collateral Advance.............26
Section 4.4   Required Deliveries for Each Availability Advance...............27


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Section 4.5   General Conditions Precedent for All Advances...................27
Section 4.6   Conditions Satisfied at Borrower's Expense......................28
Section 4.7   No Waiver.......................................................28

ARTICLE V     BORROWER'S REPRESENTATIONS AND WARRANTIES.......................29

Section 5.1   Consideration...................................................29
Section 5.2   Organization....................................................29
Section 5.3   Authorization...................................................29
Section 5.4   Governmental Consents...........................................29
Section 5.5   Validity........................................................29
Section 5.6   Financial Position..............................................30
Section 5.7   Governmental Regulations........................................30
Section 5.8   Employee Benefit Plans..........................................30
Section 5.9   Securities Activities...........................................30
Section 5.10  No Material Adverse Change......................................30
Section 5.11  Payment of Taxes................................................30
Section 5.12  Litigation......................................................31
Section 5.13  Environmental Matters...........................................31
Section 5.14  No Burdensome Restrictions......................................31
Section 5.15  Full Disclosure.................................................31
Section 5.16  Compliance with Laws and Regulations............................32
Section 5.17  Time-Share Interests and Sales..................................32
Section 5.18  Survival and Additional Representations and Warranties..........33

ARTICLE VI    BORROWER'S COVENANTS............................................34

Section 6.1   Consideration...................................................34
Section 6.2   Reporting Requirements..........................................34
Section 6.3   Borrower's Operations and Management............................37
Section 6.4   Insurance.......................................................40
Section 6.5   Financial Covenants.............................................40
Section 6.6   No Transfers....................................................40
Section 6.7   Further Assurances..............................................40
Section 6.8   Exchange Affiliation............................................40
Section 6.9   Survival of Covenants...........................................41

ARTICLE VII   DEFAULT.........................................................42

Section 7.1   Events of Default...............................................42
Section 7.2   Remedies........................................................44
Section 7.3   Application of Proceeds During an Event of Default..............45
Section 7.4   Uniform Commercial Code Remedies; Sale; Assembly of
              Collateral......................................................45
Section 7.5   Application of UCC Sale Proceeds................................46
Section 7.6   Authorization to Apply Assets to Payment of Loan................46
Section 7.7   Lender's Right to Perform.......................................46
Section 7.8   Waiver of Marshalling...........................................47

ARTICLE VIII  MISCELLANEOUS...................................................48


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Section 8.1   Successors and Assigns; No Assignment by the Borrower...........48
Section 8.2   Notices.........................................................48
Section 8.3   Borrower's Representative.......................................49
Section 8.4   Changes, Waivers, Discharge and Modifications in Writing........50
Section 8.5   No Waiver; Remedies Cumulative..................................50
Section 8.6   Costs, Expenses and Taxes.......................................50
Section 8.7   Disclaimer by the Lender; No Joint Venture......................51
Section 8.8   Indemnification.................................................51
Section 8.9   Consultants.....................................................52
Section 8.10  Titles and Headings.............................................52
Section 8.11  Counterparts....................................................52
Section 8.12  The Lender's Rights with Respect to Loan........................52
Section 8.13  Confidentiality.................................................53
Section 8.14  Time is of the Essence..........................................53
Section 8.15  No Third Parties Benefited......................................53
Section 8.16  Severability....................................................53
Section 8.17  FORUM SELECTION; JURISDICTION; CHOICE OF LAW....................53
Section 8.18  WAIVER OF JURY TRIAL............................................54
Section 8.19  Interpretation..................................................55
Section 8.20  Destruction of Note.............................................55
Section 8.21  No Relationship With Purchasers.................................55
Section 8.22  Entire Agreement................................................55
Section 8.23  Cross-Collateralization of Loans................................56
Section 8.24  Reliance........................................................56
Section 8.25  Joint and Several Liability.....................................56
Section 8.26  Limitation of Bluegreen/Big Cedar's Monetary Liability..........56

EXHIBIT A REQUIRED DELIVERIES PRIOR TO CLOSING...............................A-1

EXHIBIT B CONDITIONS OF ELIGIBLE INSTRUMENT..................................B-1

EXHIBIT C RECEIVABLES RE-ASSIGNMENT..........................................C-1

EXHIBIT D BORROWER'S CERTIFICATE.............................................D-1

EXHIBIT E REQUEST FOR ADVANCE AND CERTIFICATION..............................E-1

EXHIBIT F FORM OF ENDORSEMENT................................................F-1

EXHIBIT G FORM OF ASSIGNMENT.................................................G-1

EXHIBIT H NOT USED...........................................................H-1

EXHIBIT I NOT USED...........................................................I-1


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EXHIBIT J TIME-SHARE PROJECT AND INTEREST DESCRIPTION........................J-1


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                           LOAN AND SECURITY AGREEMENT
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      THIS LOAN AND SECURITY AGREEMENT (this "Loan Agreement") is made as of
February __, 2003 by and between BLUEGREEN CORPORATION, a Massachusetts corporation, BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation and BLUEGREEN/BIG CEDAR VACATIONS, LLC, a Delaware limited liability company (collectively, the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").

                                    RECITALS:

      A. The Borrower has applied to the Lender for a revolving receivables loan in the maximum principal amount of $50,000,000 (the "Loan") to be secured by time-share receivables assigned to Lender from time to time.

      B. The Lender is willing to make the Loan upon and subject to the terms and conditions set forth in this Loan Agreement.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:


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ARTICLE I DEFINITIONS

Section 1.1 Certain Defined Terms

      As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

"A&D Loan" means the revolving acquisition, development and construction loan made by Lender to Borrower's Affiliates in the maximum principal amount of $15,000,000 pursuant to the terms and conditions of the A&D Loan Agreement.

"A&D Loan Agreement" means that certain Loan Agreement entered into between Lender and Borrower's Affiliates dated as of the Effective Date whereby Lender agreed to make the A&D Loan to Borrower's Affiliates, as it may be from time to time renewed, amended, restated or replaced.

"A&D Loan Documents" means the A&D Loan Agreement and the other documents executed in connection with the A&D Loan to evidence and secure such loan, as they may be from time to time renewed, amended, restated or replaced.

"Advance" means any advance of the proceeds of the Loan by Lender to Borrower in accordance with the terms and conditions of this Loan Agreement, including any New Collateral Advance or Availability Advance.

"Advance Period" means the period commencing on the Effective Date and ending on the close of the Business Day (or if not a Business Day, the first Business Day thereafter) on the date falling on the earlier of (i) 30 months from the Effective Date or (ii) 24 months from the date of the initial Advance.

"Affiliate" means a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.

"Agents" mean the Servicing Agent, the Lockbox Agent and the Custodial Agent.

"Articles of Organization" means the charter, articles, operating agreement, joint venture agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization, governance and continuing existence of an entity.

"Assignment" means a written assignment of specific Instruments and their proceeds, executed by Borrower substantially in the form and substance of Exhibit G attached to the Loan Agreement.

"Availability Advance" means an Advance that Borrower may request against Eligible Instruments that are currently assigned to Lender and have been previously advanced against under the terms of this Loan Agreement.


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

"Big Cedar Wilderness Club Condominium Project" means that certain condominium project known as Big Cedar Wilderness Club Condominium Project located at 612 Devil's Pool Road, Ridgedale, MO 65739 currently consisting of 126 Units, as may be subsequently expanded.

"Bluegreen/Big Cedar" means Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company.

"Bluegreen Corporation" means Bluegreen Corporation, a Massachusetts corporation.

"Borrower" means the individual or business organization signing the Loan Agreement as "Borrower"; and, subject to the restrictions on assignment and transfer contained in this Loan Agreement, its successors and assigns.

"Borrowing Base" with respect to an Eligible Instrument, means an amount equal to 90% of the unpaid principal balance of such Eligible Instrument.

"Borrowing Base Shortfall" means, at any time, the amount by which the unpaid principal balance of the Loan exceeds the aggregate Borrowing Base of all Eligible Instruments assigned to Lender.

"Business Day" means any day other than Saturday, Sunday, or a day on which national banks are legally closed for business in Minnesota, Illinois or Arizona.

"Collateral" means (i) the Instruments which are now or hereafter assigned, endorsed or delivered to Lender pursuant to this Loan Agreement or against which an Advance has been made; (ii) all rights under all documents evidencing, securing or otherwise pertaining to such Instruments, including, without limitation, Purchaser Mortgages, Purchase Contracts, Title Policies (Collateral) and escrow agreements (which rights shall include, but not be limited to the Owner Beneficiary Rights (as defined in the Purchase Contracts) under the Trust Agreement; (iii) the Insurance Policies pertaining to the foregoing; (iv) all Borrower's rights under all escrow agreements and accounts pertaining to any of the foregoing, if any; (v) all files, books and records of Borrower pertaining to any of the foregoing; (vi) all rights of an Interest Holder Beneficiary (as defined in the Trust Agreement) pertaining to any of the foregoing, (vii) the cash and non-cash proceeds of all of the foregoing, including, without limitation (whether or not acquired with cash proceeds), all accounts, chattel paper, contract rights, documents, general intangibles, instruments, related to the foregoing and (viii) any and all other property now or hereafter serving as security for the obligations under the Loan Documents.

"Collateral Proceeds" means all proceeds of the Collateral, including, without limitation, all payments collected under the Instruments which constitute part of the Collateral.

"Custodial Agent" means U.S. Bank Trust National Association as the Custodial Agent, or its successor as Custodial Agent under the Custodial Agreement.

"Custodial Agreement" means an agreement dated as of the Effective Date among Lender, Borrower and Custodial Agent which provides for Custodial Agent to hold the Collateral, as a bailee, on behalf of Lender, as it may be from time to time renewed, amended, restated or replaced.


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"Custodial Fee" means the fee payable in accordance with the Custodial Agreement with respect to each Instrument delivered to Lender or Custodial Agent.

"Debt" means, for any Person, without duplication, the sum of the following:

            (1) indebtedness for borrowed money,

            (2) obligations evidenced by bonds, debentures, notes or other similar instruments,

            (3) obligations to pay the deferred purchase price of property or services,

            (4) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases,

            (5) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property,

            (6) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument,

            (7) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset),

            (8) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
      (1) through (7) above, and

            (9) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

"Deeded Time-Share Interest" means a Time-Share Interest represented by a limited warranty deed issued by Bluegreen Vacations Unlimited, Inc. or Bluegreen/Big Cedar in the name of the Trustee.

"Default Rate" means 2% above the Interest Rate.

"Effective Date" means the date of this Loan Agreement.

"Eligible Instrument" means an Instrument which conforms to the standards set forth in Exhibit B attached to this Loan Agreement. An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (i) any installment due with respect to that Instrument becomes more than 89 days past due as of any calendar month end or (ii) that Instrument otherwise


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fails to continue to conform to the standards set forth in Exhibit B attached to this Loan Agreement.

"Event of Default" means the occurrence, after any applicable grace period, of any of the events listed in Section 7.1.

"Force Majeure Event" means fire, flood, labor dispute, weather, governmental action or other cause beyond the reasonable control of the Borrower.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.

"Guarantor" means any Person who executes a Guaranty with respect to the Loan or any portion thereof at any time after the Effective Date (as of the original closing date, there is no Guarantor of the Loan).

"Guaranty" means a primary, joint and several guaranty and subordination agreement made by a Guarantor, if applicable, with respect to all or any part of the Borrower's obligations under the Loan Documents, as it may be from time to time renewed, amended, restated or replaced.

"Hazardous Materials" means the following:

            (1) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

            (2) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

            (3) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Hazardous Material Laws; and

            (4) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law.

"Hazardous Materials Laws" means any federal, state or local laws, ordinances and the regulations, policies or publications promulgated pursuant thereto relating to (i) the environment, (ii) health and safety, (iii) any Hazardous Materials (including, without limitation, the use,


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

handling, transportation, production, disposal, discharge or storage thereof),
(iv) industrial hygiene or (v) environmental conditions on, under or about property, including, without limitation, soil and groundwater conditions; including, but not limited to: the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; the Clean Water Act, 33 U.S.C. Section 1251, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 11001, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Safe Drinking Water Act, 42 U.S.C. Sections 300f to 300j; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; the Endangered Species Act, 16 U.S.C. ss.ss. 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. ss. 4321 et seq.

"Hazardous Substances Remediation and Indemnification Agreement" means a hazardous substances remediation and indemnification agreement dated as of the Effective Date executed and delivered to Lender by Borrower and such other persons as Lender may require and containing representations, warranties and covenants regarding the environmental condition of each Time-Share Project and the Collateral, as it may be from time to time renewed, amended, restated or replaced.

"Indemnified Party" means the Lender and any Affiliate of Lender and any successors or assigns of Lender or any such Affiliate and each of their officers, directors, employees, agents, attorneys, consultants and advisors.

"Instrument" means a purchase money promissory note which has arisen out of a sale of a Time-Share Interest by Borrower to a Purchaser, is made payable by such Purchaser to Borrower, and is secured by a Purchaser Mortgage.

"Insurance Policies" means the insurance policies that Borrower is required to maintain and deliver pursuant to Section 6.4.

"Interest Rate" means the variable interest rate per annum equal to LIBOR plus 4%, adjusted monthly on the first Business Day of each calendar month.

"Laws and Regulations" shall mean (i) all laws, regulations, orders, codes, ordinances, rules, statutes and policies of all local, regional, county, state and federal governmental authorities having jurisdiction over Borrower, the Collateral, a Time-Share Project or the sale of Time-Share Interests and (ii) all restrictive covenants and other title encumbrances, permits and approvals, contracts, leases and other rental agreements which in any case relate to the development, occupancy, ownership, management, use, and/or operation of a Time-Share Project or the sale of Time-Share Interests.

"Lender" means Residential Funding Corporation, a Delaware corporation, and its successors and assigns.


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

"LIBOR" means the average of interbank offered rates for 30-day dollar deposits in the London market based on quotations of five major banks, as published from time to time in The Wall Street Journal. In the event that The Wall Street Journal ceases to be published or ceases to publish such a compilation of interbank offered rates, the Borrower and the Lender will agree on a substitute source and method of determining the interest rate generally known as the one-month (or 30-day) LIBOR rate.

"Loan" means the revolving line of credit loan made pursuant to Article 2.

"Loan Agreement" means this Loan and Security Agreement with any and all addendums and exhibits as they may be from time to time renewed, amended, restated or replaced.

"Loan Amount" means $50,000,000.

"Loan Documents" means this Loan Agreement, the Note, any and all Guaranties, any and all Subordination Agreements, the Lockbox Agreement, the Servicing Agreement, the Custodial Agreement, the Hazardous Substances Remediation and Indemnification Agreement, the Security Documents, and all other documents now or hereafter executed in connection with the Loan, as they may be from time to time renewed, amended, restated or replaced.

"Loan Fee" means a one-time fee equal to 3/4 of 1% of the Loan Amount, i.e. $375,000, which is required to be paid by Borrower on the dates set forth in
Section 2.14.

"Lockbox Agent" means Fleet National Bank as the Lockbox Agent, or its successor as Lockbox agent under the Lockbox Agreement.

"Lockbox Agreement" means an agreement dated as of the Effective Date among Lender, Borrower and Lockbox Agent which provides for Lockbox Agent to collect through a lockbox payments under Instruments constituting part of the Collateral and to remit them to Lender, as it may be from time to time renewed, amended, restated or replaced.

"Material Adverse Change" means any material and adverse change in, or a change which has a material adverse effect upon, any of:

            (1) the business, properties, operations or condition (financial or otherwise) of the Borrower or of any Guarantor, which, with the giving of notice or the passage of time, or both, could reasonably be expected to result in either (i) the Borrower or any Guarantor failing to comply with any of the financial covenants contained in Section 6.5 or (ii) the Borrower's or any Guarantor's inability to perform its or their respective obligations pursuant to the terms of the Loan Documents; or

            (2) the legal or financial ability of the Borrower or any Guarantor to perform its or their respective obligations under the Loan Documents and to avoid any Potential Default or Event of Default; or

            (3) the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document.


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"Maturity Date" means the first to occur of (i) the date which is 7 years from the expiration of the Advance Period, or (ii) the date on which the Loan is required to be repaid pursuant to the terms of this Loan Agreement.

"New Collateral Advance" means an Advance that Borrower may request against Eligible Instruments that are (i) being assigned to Lender in connection with the New Collateral Advance and (ii) have not been previously advanced against under the terms of this Loan Agreement.

"Net Worth" means (i) total assets, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP, consistently applied, exclusive of intellectual property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus
(ii) total liabilities, as would be reflected on a balance sheet prepared on a consolidated basis and in accordance with GAAP consistently applied.

"Non-Utilization Fee" means a fee equal to .5% of the excess of (a) $35,000,000 over (b) the average calendar month-end aggregate outstanding balance of the Loan and the A&D Loan, which average shall be determined on the dates set forth in Section 2.11(c) and calculated over the period of time set forth in that section.

"Note" means the promissory note to be made and delivered by Borrower to Lender having a face amount equal to the Loan Amount, dated as of even date herewith, and made payable to Lender to evidence the Loan, as it may be from time to time renewed, amended, restated or replaced.

"Owner Beneficiary" means the Purchaser under the Purchase Contract who acquires Owner Beneficiary Rights with appurtenant Vacation Points.

"Owner Beneficiary Rights" means the beneficial rights provided to an Owner Beneficiary under the Trust Agreement, which right shall specifically include the rights of performance provided to Owner Beneficiaries by the Trustee, and shall specifically include the right of performance provided for in the Trust Agreement, which Owner Beneficiary Rights shall specifically include as an appurtenance thereto Vacation Points.

"Permitted Encumbrances" means, with respect to a Purchaser Mortgage, (i) real estate taxes and assessments not yet due and payable, (ii) exceptions to title which are approved in writing by the Lender (including such easements, dedications, covenants and such which Lender consents to in writing after the date of this Loan Agreement).

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Purchase Contract" means an owner beneficiary agreement pursuant to which Borrower has agreed to sell and a Purchaser has agreed to purchase a Time-Share Interest.


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"Potential Default" means the existence of any event, which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder or an event of default (however described) under any other of the Loan Documents.

"Purchaser" means a purchaser who has executed a Purchase Contract.

"Purchaser Mortgage" means the purchase money mortgage/deed of trust/deed to secure debt given to secure an Instrument.

"Resolution" means a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

"Required Time Share Approvals" means all approvals required from governmental agencies in order to sell Time-Share Interests and offer them for sale, including without limitation, a copy of the registrations/consents to sell, the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the jurisdiction where the applicable Time-Share Project is located and other jurisdictions where Time-Share Interests have been offered for sale or sold.

"Security Documents" means the Assignments, this Loan Agreement and all other documents now or hereafter securing Borrower's obligations under the Loan Documents, as they may be from time to time renewed, amended, restated or replaced.

"Servicing Agent" means Bluegreen Corporation, or its successor as Servicing Agent under the Servicing Agreement.

"Servicing Agreement" means the agreement dated as of the Effective Date among Lender, Borrower and Servicing Agent, which provides for Servicing Agent to perform for the benefit of Lender accounting, reporting and other servicing functions with respect to the Collateral, as it may be from time to time renewed, amended, restated or replaced.

"Servicing Report Reconciliation" means a written reconciliation from Borrower and Servicing Agent reconciling the difference between the payments actually received by Lockbox Agent during the subject month and the payments stated in the servicing report to have been made by the Purchasers under the Instruments assigned to Lender during the same month.

"Third Party Consents" means those consents which Lender requires Borrower to obtain, or which Borrower is contractually or legally obligated to obtain, from others in connection with the transaction contemplated by the Loan Documents.

"Time-Share Association" means the association established in accordance with the Time-Share Declaration to manage the Time-Share Program and in which all owners of Time-Share Interests will be members.

"Time-Share Declaration" means that declaration of covenants, conditions and restrictions which will be (or has been) executed by Borrower, will be (or has been) recorded in the real estate records of the county where the Time-Share Project is located, and will (or has) establish(ed) the Time-Share Program.

"Time-Share Interest" means a timeshare estate comprised of a right to use and occupy a Unit each year or every other year in perpetuity coupled with a freehold estate or an estate for years acquired pursuant to a Purchase Contract, which the Purchaser thereof directs Bluegreen Vacations Unlimited, Inc. and Bluegreen/Big Cedar, if applicable, to immediately convey to the Trustee and the Trustee holds such timeshare estate pursuant to the Trust Agreement, at which time, the Purchaser becomes a member and an Owner Beneficiary of the Vacation Club, is identified in a schedule attached to the Trust Agreement, amended from time to time to include each new Owner Beneficiary, and is entitled to certain Owner Beneficiary Rights under the Trust Agreement and a specific number of Vacation Points corresponding to such rights, which Vacation Points may be used by the Owner Beneficiary for lodging for varying lengths of time at the various Vacation Club resorts.

"Time-Share Management Agreement" means the management agreement from time to time entered into between the Time-Share Association and the Time-Share Manager for the management of the Time-Share Project.

"Time-Share Manager" means the person from time to time employed by Time-Share Association to manage the Time-Share Project.

"Time-Share Program" means the program to be created under the Time-Share Declaration and under the Trust Agreement by which Purchasers may own Time-Share Interests, enjoy their respective Time-Share Interests on a recurring basis, and share the expenses associated with the operation and management of such program.

"Time-Share Program Consumer Documents" means the Purchase Contract, Instrument, Purchaser Mortgage, deed of conveyance, credit application, truth-in-lending disclosures, rescission right notices, final subdivision public reports/prospectuses/ public offering statements, receipt for public report, exchange affiliation agreement and other documents used or to be used by Borrower in connection with the sale of Time-Share Interests.

"Time-Share Program Governing Documents" means the Time-Share Declaration, the Articles of Organization for the Time-Share Association, the Articles of Organization for the Vacation Club, the Trust Agreement, any and all rules and regulations from time to time adopted by the Time-Share Association, the Vacation Club, the Time-Share Management Agreement, the Vacation Club Management Agreement and any subsidy agreement by which Borrower or its Affiliate is obligated to subsidize shortfalls in the budget of the Time-Share Program in lieu of paying assessments.

"Time-Share Project" the time-share project, or, collectively, the time-share projects approved by Lender as of the Effective Date and subsequently approved by Lender after the Effective Date pursuant to Section 4.2, which approved projects are identified in Exhibit J attached to the Loan Agreement as it may be supplemented or replaced from time to time with Lender's written approval.

"Title Insurer (Collateral)" means a title company which is acceptable to Lender and issues a Title Policy (Collateral).

"Title Policy (Collateral)" means, in connection with each Purchaser Mortgage which is a part of the Collateral, an ALTA lender's policy of title insurance in an amount not less than the Borrowing Base of the Instrument secured by the Purchaser Mortgage, insuring Lender's interest in the Purchaser Mortgage as a perfected, direct, first and exclusive lien on the Deeded Time-Share Interest(s) encumbered thereby, subject only to the Permitted Encumbrances, issued by Title Insurer (Collateral) and in form and substance acceptable to Lender.

"Transfer" means, with respect to the Collateral and/or the Borrower, the occurrence of any of the following:

            (1) any sale, conveyance, assignment, transfer, alienation, mortgage, conveyance of security title, encumbrance or other disposition of any kind of the Collateral, or any other transaction the result of which is, directly or indirectly, to divest the Borrower of any portion of its title to or interest in such Collateral, voluntarily or involuntarily, it being the express intention of the Borrower and the Lender that the Borrower is prohibited from granting to any Person a lien or encumbrance upon such Collateral (other than the Permitted Encumbrances), regardless of whether such lien is senior or subordinate to the Lender's lien;

            (2) except for the sale of Time-Share Interests in the ordinary course of Borrower's business and except for the sale of furniture, fixtures and equipment for the Time-Share Project in the ordinary course of Borrower's business, any sale, conveyance, assignment, transfer, alienation, encumbrance or other disposition of any kind of Borrower's interest in a Time-Share Project, or any other transaction the result of which is, directly or indirectly, to divest the Borrower of any portion of its title to the Time-Share Project voluntarily or involuntarily, it being the express intention of the Borrower and the Lender that the Borrower is prohibited from granting to any Person a lien or encumbrance upon Borrower's interest in a Time-Share Project (other than the Permitted Encumbrances, any purchase money security interests relative to the purchase of new furniture, fixtures and equipment for the Time-Share Project in the ordinary course of Borrower's business, any encumbrance relative to the acquisition and development of a Time-Share Project in the ordinary course of Borrower's business (provided that Borrower shall provide Lender with written notice of such security interests and provided that such security interests shall be released in full with respect to the Collateral) and any other lien expressly approved by Lender), regardless of whether such lien is senior or subordinate to the Lender's lien;

            (3) any merger, consolidation or dissolution involving the Borrower;

            (4) the sale or transfer of a majority of the assets of the Borrower;

            (5) with respect to any Borrower which is a corporation:

                  (A) the transfer of any portion of the voting stock of the
            Borrower, provided that the foregoing restriction shall not apply to Bluegreen Corporation;

                  (B) the transfer of any portion of the voting stock of any corporation which is the direct or indirect owner of 10% or more of the voting stock of the Borrower, provided that the foregoing restriction shall not apply to Bluegreen Corporation or to any Borrower that is wholly owned by Bluegreen Corporation;

                  (C) the transfer of any partnership interest in any
            partnership which is the direct or indirect owner of 10% or more of the voting stock of the Borrower; or

                  (D) the transfer of any membership interest in any limited liability company which is the direct or indirect owner of 10% or more of the voting stock of the Borrower;

            (6) with respect to any Borrower which is a partnership:

                  (A) any merger, consolidation or dissolution involving the general partner of the Borrower;

                  (B) the sale or transfer of a majority of the assets of any general partner of the Borrower;

                  (C) the transfer of any general partnership interest in the
            Borrower to another Person;

                  (D) with respect to any general partner of the Borrower which is a corporation, the transfer of any portion of the voting stock of such general partner to another Person;

                  (E) with respect to any general partner of the Borrower which is a general partnership or limited partnership, the transfer of any partnership interest of such general partner to another Person;

                  (F) with respect to any general partner of the Borrower which is a limited liability company, the transfer of any membership interest of such general partner to another Person;

                  (G) the conversion of any general partnership interest of the
            Borrower to a limited partnership interest; or

                  (H) the addition of any general partner or limited partner to the Borrower;

            (7) with respect to any Borrower which is a limited liability company:

                  (A) any merger, consolidation or dissolution involving the managing member of the Borrower;

                  (B) the sale or transfer of a majority of the assets of any managing member of the Borrower;

                  (C) the transfer of any managing member interest in the
            Borrower to another Person;

                  (D) with respect to any managing member of the Borrower which is a corporation, the transfer of any portion of the voting stock of such managing member to another Person;

                  (E) with respect to any managing member of the Borrower which is a general partnership or limited partnership, the transfer of any partnership interest of such general partner to another Person;

                  (F) with respect to any managing member of the Borrower which is a limited liability company, the transfer of any membership interest of such general partner to another Person;

                  (G) the conversion of any managing member interest of the
            Borrower to a non-managing member interest; or

                  (H) the addition of any managing member or member to the
            Borrower.

"Trust Agreement" means, collectively, that certain Bluegreen Vacation Club Amended and Restated Trust Agreement, dated as of May 18, 1994, by and among Bluegreen Vacations Unlimited, Inc., the Trustee, the Bluegreen Resorts Management, Inc. and Bluegreen Vacation Club, Inc., as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Vacation Club.

"Trustee" means Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Trust Agreement, and its permitted successors and assigns.

"Unit" means a dwelling unit in a Time-Share Project.

"Vacation Club" means Bluegreen Vacation Club Trust, doing business as Bluegreen Vacation Club, formed pursuant to the Club Trust Agreement.

"Vacation Club Management Agreement" means the management agreement from time to time entered into between Trustee and the Vacation Club Manager for the management of the Vacation Club.

"Vacation Club Manager" means the person from time to time employed by Trustee to manage the Vacation Club.

"Vacation Points" means the value placed upon a nightly or weekly occupancy of an Unit pursuant to the terms of the Purchase Contract, which value may be set forth within the Demand Balancing Standard (as defined in the Trust Agreement).

Section 1.2 Other Definitional Provisions

      (a) Accounting terms not defined herein will have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein will control.

      (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement will refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

      (c) In this Loan Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

ARTICLE II THE LOAN

Section 2.1 Loan Commitment; Advances

      (a) Lender hereby agrees, on the terms and conditions set forth in this Loan Agreement, that so long as all applicable conditions precedent set forth in
Section 2.6 of this Loan Agreement have been fully satisfied, to enter into this Loan Agreement and to make the Loan.

      (b) Lender hereby agrees, on the terms and conditions set forth in this Loan Agreement, that so long as all applicable conditions precedent set forth in
Article IV of this Loan Agreement have been fully satisfied, to make Advances to Borrower in accordance with the terms and conditions of this Loan Agreement.

      (c) The maximum amount of a New Collateral Advance shall be equal to the aggregate Borrowing Base for all Eligible Instruments assigned to Lender as part of the New Collateral Advance; provided, however, the amount of the New Collateral Advance shall be reduced to the extent that, after taking into account the amount of the New Collateral Advance, (i) the unpaid principal balance of the Loan exceeds the Loan Amount and (ii) a Borrowing Base Shortfall exists.

      (d) Borrower may request an Availability Advance only if the amount of the Borrowing Base of the Eligible Instruments assigned to Lender exceeds the unpaid principal balance of the Loan attributable to such Eligible Instruments. The maximum amount of an Availability Advance shall be equal to (i) the aggregate Borrowing Base of all Eligible Instruments assigned to Lender less (ii) the then unpaid principal balance of the Loan; provided, however, at no time shall the unpaid principal balance of the Loan exceed the Loan Amount. The substitution of an Eligible Instrument for an ineligible Instrument pursuant to Section 3.2 shall not be deemed to be an Availability Advance.

      (e) Borrower shall not be entitled to obtain Advances after the expiration of the Advance Period unless Lender, in its discretion, agrees in writing with Borrower to make Advances thereafter on terms and conditions satisfactory to Lender.

Section 2.2 Minimum Amount and Maximum Frequency of Advances

      Advances shall be made in amounts not less than $100,000. New Collateral Advances shall be made no more frequently in any calendar month than two times per month. An Availability Advance shall be made no more frequently than once per calendar month. In any month with more than two New Collateral Advances or more than one Availability Advance, each additional Advance (after the two New Collateral Advances or one Availability Advance, as applicable) will require Borrower to pay to Lender an administrative fee equal to the greater of (i) $500 or (ii) 1/4 of 1% of the amount of the Advance. If any request for Advance is rejected by Lender for any reason provided for in this Loan Agreement, Lender shall have no obligation to fund any amounts under such rejected request and Borrower shall be required to resubmit the request for Advance after correcting the applicable deficiencies.

Section 2.3 Disbursement of Advances

      Advances will be payable to Borrower and disbursed by wire transfer. Borrower will pay Lender's reasonable charge in connection with any wire transfer, and Lender's current charge is $25. Lender may, at its option, upon notice to Borrower, withhold from any Advance any sum (including fees, costs, expenses or principal payments required to be made pursuant to Section 3.2 and
Section 3.6) then due to it under the terms of the Loan Documents or which Borrower would be obligated to reimburse Lender pursuant to the Loan Documents if first paid directly by Lender.

Section 2.4 Revolving Loan

      The Loan is a revolving line of credit; however, all of the Advances shall be viewed as a single loan.

Section 2.5 Continuation of Obligations

      Whether or not Borrower's right to obtain Advances has terminated, this Loan Agreement and Borrower's liability for performance of all obligations under this Loan Agreement and the other Loan Documents shall continue until all of the obligations arising under the Loan Documents have been performed.

Section 2.6 Use of Advances

      Borrower will use the proceeds of the Loan only for working capital of Borrower and other business purposes with respect to the Time-Share Projects.

Section 2.7 Note

      The Loan shall be evidenced by the Note and shall be repaid in immediately available funds in United States Dollars according to the terms of the Note and this Loan Agreement.

Section 2.8 Interest

      Except as otherwise provided in the Note or this Loan Agreement, interest shall accrue on the unpaid principal balance of the Loan from time to time outstanding at the Interest Rate. Payments of principal, interest and any other amounts due and payable under the Loan Documents shall earn interest after they are due at the Default Rate. At the option of Lender, while an Event of Default exists, interest shall accrue at the Default Rate.

Section 2.9 Interest Rate Limitation

      The provisions of this Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever will the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the sums evidenced by this Loan Agreement exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity. In addition, if, from any circumstance whatever, the Lender should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest will be applied as a reduction of principal (or at Lender's option, be paid over to Borrower), and will not be counted as interest.

Section 2.10 Minimum Required Payments

      (a) Borrower will pay to Lender 100% of the Collateral Proceeds. The Collateral Proceeds sent to the lockbox provided for in the Lockbox Agreement shall be swept on a weekly basis; provided, however, that as an accommodation to Borrower and Lockbox Agent, Lockbox Agent may wire such proceeds to Lender on each Business Day with the express understanding and agreement that such proceeds shall be held by Lender and only applied to the outstanding balance of the Loan (i) on a weekly basis (i.e. the proceeds collected during the prior week shall be applied to the Loan on Wednesday of each calendar week, or if such day is not a Business Day, the next Business Day) and (ii) on a monthly basis (i.e. any other proceeds collected during the month shall be applied to the Loan on the last Business Day of each calendar month). Any portion of the Collateral proceeds delivered to Borrower or any other Person shall be within one (1) Business Day thereafter delivered to Lockbox Agent. The Collateral Proceeds received by Lender will be applied to the outstanding principal balance of the Loan on a weekly and on a monthly basis as provided for above; provided, however, while an Event of Default or Potential Default exists, each payment received by Lender with respect to the Loan shall be applied to the payment of Borrower's obligations under the Loan Documents as Lender in its discretion may determine. At any time, upon notice to Borrower, Lender may, in its commercially reasonable discretion, modify the above-described method of the application of the payments received under the Loan to be consistent with industry standards.

      (b) In the event that the Collateral Proceeds received by Lender include payments for items other than principal and interest payable under the Instruments (e.g. tax and insurance impounds, maintenance and other assessment payments, late charges, "NSF" or returned check charges, etc.), Lender shall remit such other payments back to Borrower provided that (i) no Event of Default or Potential Default exists, (ii) Borrower requests in writing that Lender remit such other payments back to Borrower, (iii) Borrower specifically identifies (inclusive of the amount of) such other payments, (iv) Borrower provides Lender with back-up to support the claim that such payments should not be part of the Collateral Proceeds, and (v) if such amount is actually remitted to Borrower, then Lender may adjust the Loan balance as Lender deems appropriate under the circumstance.

      (c) On or before the 5th Business Day of each month, commencing with the first month after the Lender has disbursed proceeds of the Loan, the Lender shall send to the Borrower an invoice setting forth (i) the amount of interest due for the previous month and (ii) whether Lender intends to add the interest due and payable to the principal balance of the Loan, which shall be at Lender's sole and absolute discretion. If Lender decides to not add the interest due and payable to the principal balance of the Loan, then Borrower will pay the interest due for such month on or before the 15th calendar day of the month in which the applicable invoice was sent to Borrower.

      (d) Borrower shall be required to make the necessary principal payments required by Section 3.2 and by Section 3.6.

      (e) On the Maturity Date, the Borrower is required to repay the entire outstanding principal amount of the Loan together with all accrued and unpaid interest and all other amounts owed to Lender under the Loan Documents.

      (f) To the extent that Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the obligations under the Loan Documents in connection with the Loan intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the Loan balance as Lender, in its discretion, deems appropriate under the circumstances.

Section 2.11 Prepayment; Non-Utilization

      (a) Prepayment. Borrower shall have the option to prepay the Loan in full but not in part upon 30 days prior written notice without the payment of any prepayment premium.

      (b) Exceptions to Prepayment Prohibitions. Notwithstanding anything in
Section 2.11(a) to the contrary, the following shall not be prepayments prohibited pursuant to Section 2.11(a) or require the payment of any prepayment premium: (i) principal payments scheduled under the Note including, without limitation, those payments required pursuant Section 2.10 unless due to an intentional misrepresentation or breach of warranty concerning the Collateral qualifying as Eligible Instruments, (ii) prepayments of the Loan resulting from prepayments of the Collateral or (iii) partial prepayments that are in excess of $15,000,000, provided that such partial prepayments may not occur more frequently than twice during a calendar year.

      (c) Non-Utilization. Borrower shall pay to Lender a Non-Utilization Fee in the event that the average calendar month-end aggregate outstanding balance of the Loan and the A&D Loan does not exceed $35,000,000, which test shall be measured (i) as of the end of the calendar month of the first anniversary of the Effective Date, which average shall cover the prior 6 calendar months, and (ii) as of the end of the calendar month of the second anniversary of the Effective Date, which shall cover the prior 12 calendar months. Borrower shall not be required to pay a Non-Utilization Fee with respect to any other time periods during the term of the Loan. Lender shall calculate the Non-Utilization Fee (if any) which is due with respect to such anniversary and shall send to Borrower an invoice setting forth (x) the amount of the Non-Utilization Fee, (xi) the underlying calculations of such fee and (xii) whether Lender intends to add such due and payable fee to the principal balance of the Loan, which shall be at Lender's sole and absolute discretion. If Lender decides to not add the Non-Utilization Fee to the principal balance of the Loan, then Borrower will pay such fee within 10 Business Days of Borrower's receipt of such invoice.

Section 2.12 Late Charge

      If any installment of interest and/or the payment of principal is not received by the Lender within 5 Business Days after the due date thereof, then in addition to the remedies conferred upon the Lender pursuant to Section 7.2 hereof and the other Loan Documents, the Lender may elect to assess a late charge of 4% of the amount of the installment due and unpaid, which such late charge will be added to the delinquent amount to compensate the Lender for the expense of handling the delinquency. The Borrower and the Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to the Lender of such delinquency. The Borrower acknowledges that during the time that any such amount is in default, the Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Loan Agreement and represents a reasonable estimate of the losses the Lender will incur by reason of late payment. The Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge will not constitute a waiver of the default with respect to the overdue installment, and will not prevent the Lender from exercising any of the other rights and remedies available hereunder.

Section 2.13 Payments

      (a) All payments of principal, interest and fees on the Loan must be made to the Lender by federal funds wire transfer as instructed by the Lender in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the dates such payments are to be made. Any payment received after 1:00 p.m. (Minneapolis time) will be deemed received by the Lender on the next Business Day.

      (b) If any payment of principal, interest or fees to be made by the Borrower becomes due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time will be included in computing any interest with respect to such payment.

      (c) Throughout the term of the Loan, interest and fees will be calculated on the basis of the actual number of days elapsed during the period for which interest and fees are being charged predicated on a year consisting of 365 days.

Section 2.14 Loan Fee

      Borrower will pay to Lender the Loan Fee on the following dates: (i) a good faith deposit of $50,000 was paid by Borrower to Lender on the date that Borrower accepted the term sheet for the Loan; and (ii) the remaining amount of the Loan Fee in the amount of $325,000 shall be paid to Borrower on the Effective Date.

Section 2.15 No Reduction in Loan Fee

      The Borrower acknowledges that no portion of the Loan Fee required to be paid to Lender pursuant to the provisions of Section 2.14 is refundable to Borrower after the Effective Date. Regardless of whether (a) Borrower's right to obtain Advances has terminated prior to the end of the Advance Period or (b) Borrower repays or is required to repay the Loan prior to the end of the Maturity Date, the Borrower will not be entitled to any refund of the Loan Fee previously paid.

Section 2.16 Custodial Fee

      Borrower shall pay to Lender or its agent a Custodial Fee for each Instrument delivered to Lender or its agent in connection with a New Collateral Advance, which fee shall be paid in accordance with the terms of the Custodial Agreement.

Section 2.17 Borrower's Unconditional Obligation to Make Payments

      Whether or not the Collateral Proceeds shall be sufficient for that purpose, Borrower will pay when due all payments of principal, interest, and other amounts required to be made pursuant to any of the Loan Documents. The Borrower's obligation to make the payments required by the terms of the Loan Documents is absolute and unconditional.

ARTICLE III SECURITY

Section 3.1 Grant of Security Interest in Collateral

      To secure the performance of all of the obligations under the Loan Documents, Borrower hereby grants to Lender a security interest in and assigns to Lender the Collateral. Such security interest shall be absolute, continuing, perfected, direct, first, exclusive and applicable to all existing and future Advances and to all of the Borrower's obligations under the Loan Documents. Borrower will unconditionally assign, endorse and deliver to Lender, with full recourse, all Instruments which are part of the Collateral. Borrower further warrants and guarantees (i) the enforceability of the Time-Share Program Consumer Documents which comprise the Collateral and (ii) the security interest granted in the Collateral. Lender is hereby appointed Borrower's attorney-in-fact to take any and all actions in Borrower's name and/or on Borrower's behalf deemed necessary or appropriate by Lender with respect to the collection and remittance of payments (including the endorsement of payment items) received on account of the Collateral; provided, however, that Lender shall not take any action which is described in Section 7.2(4) unless an Event of Default exists. Lender may notify persons bound thereby of the existence of Lender's interest as assignee in the Collateral and subject to applicable Laws and Regulations, request from any person bound by the Collateral any information relating to him. Borrower authorizes Lender to file a UCC-1 Financing Statement describing the Collateral and confirms Lender's authority to pre-file the UCC-1 Financing Statement as of the date of pre-filing.

Section 3.2 Maintenance of Borrowing Base

      If for any reason Lender determines that a Borrowing Base Shortfall exists, then within 15 days thereafter Borrower will either (i) make to Lender a principal payment in an amount equal to the Borrowing Base Shortfall or (ii) assign to Lender one or more Eligible Instruments having an aggregate Borrowing Base not less than the Borrowing Base Shortfall. Simultaneously with the delivery of the Eligible Instrument or Instruments to cure a Borrowing Base Shortfall, Borrower will deliver to Lender all of the items (except for a "Request for Advance and Certification") required to be delivered by Borrower to Lender pursuant to Section 4.3, together with a "Borrower's Certificate" substantially in the form and substance of Exhibit D.

Section 3.3 Reassignment of Ineligible Instruments

      Lender will reassign and/or endorse to Borrower, without recourse or warranty of any kind, any Instrument that ceases to be an Eligible Instrument if: (i) no Event of Default or Potential Default exists; (ii) Borrower has cured any Borrowing Base Shortfall resulting from the ineligible Instrument; and (iii) Borrower has requested Lender in writing to release the ineligible Instrument. Borrower will prepare the reassignment document which shall be substantially in the form and substance of Exhibit C and will deliver it to Lender for execution, and Lender will send Borrower the re-assignment document and the Instrument being reassigned within a reasonable time after satisfaction of the conditions precedent specified in the foregoing sentence.

Section 3.4 Lockbox Collections

      Lockbox Agent shall collect payments on the Instruments constituting part of the Collateral and remit collected payments to Lender in accordance with the terms of the Lockbox Agreement commencing after the date of the first Advance, all at Borrower's sole cost and expense. Payments shall not be deemed received by Lender until Lender actually receives such payment from the Lockbox Agent and Lender applies such payments to the Loan as provided for in Section 2.10 of this Loan Agreement. As of the date of this Loan Agreement, Fleet National Bank is the Lockbox Agent acting under the terms of the Lockbox Agreement. As a condition to Lender's execution of this Loan Agreement and the Lockbox Agreement with Fleet National Bank, Borrower hereby agrees to indemnify and hold Lender harmless from and against any claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses associated with the Lockbox Agreement entered into with Fleet National Bank regardless of whether or not Fleet National Bank is liable or responsible for such items under the express terms of the Lockbox Agreement, except to the extent such claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lender. By way of example, but without limiting any other possibilities, Borrower shall indemnify and hold Lender harmless from and against any claims, demands, expenses, costs, damages, liabilities, setoffs, recoupments and expenses (including, without limitation, attorney's fees and court costs) both legal and equitable, associated with the Lockbox Agreement regardless of whether or not Fleet National Bank may avoid or limit its responsibility by claiming (i) that Lender had a duty to notify Fleet National Bank of any errors, discrepancies and/or irregularities under Section 8 of the Lockbox Agreement (with the express understanding that Lender will not be utilizing the bank's online reporting system), (ii) that Fleet National Bank's liability cannot exceed the service charges charged by Fleet National Bank in connection with the Lockbox Agreement for the most recent twelve-month period, and (iii) that Fleet National Bank's liability does not extend to special, incidential, indirect or consequential damages.

Section 3.5 Servicing of Instruments

      Servicing Agent shall perform the monthly reporting services required by Lender with regard to the Collateral as set forth in the Servicing Agreement, all at Borrower's sole cost and expense.

Section 3.6 Reconciliation Between Lockbox Payments and Servicing Reports

      Within 30 days of Lender's receipt of the monthly servicing report prepared by Servicing Agent, Lender may, upon written notice to Borrower and Servicing Agent, request a Servicing Report Reconciliation. Borrower and Servicing Agent shall provide Lender with such Servicing Report Reconciliation within 10 Business Days of Borrower's receipt of Lender's request. To the extent that Lender is not satisfied, in its sole and absolute discretion, with the Servicing Report Reconciliation, Lender may provide Borrower with a written notice to pay to Lender within 5 Business Days of such notice the negative difference between the payments actually received by Lockbox Agent during the subject month minus the payments stated in the servicing report to have been made by the Purchasers under the Instruments assigned to Lender during the same month, which difference is not reconciled to Lender's satisfaction.

Section 3.7 Replacement of Agents

      If a default on the part of an Agent exists under the agreement to which it is a party or an Event of Default exists, Lender may require that such Agent be replaced in accordance with the terms of the applicable Servicing Agreement, Lockbox Agreement or Custodial Agreement.

Section 3.8 Maintenance of Security

      Borrower will deliver or cause to be delivered to Lender and will maintain or cause to be maintained in full force and effect until all obligations arising under the Loan Documents have been performed, as security for the Borrower's performance of its obligations under the Loan Documents, the Security Documents and all other security required to be given to Lender pursuant to the terms of this Loan Agreement.

Section 3.9 Permitted Contests

      Notwithstanding anything in the Loan Documents to the contrary, after prior written notice to Lender, Borrower at its expense may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount or validity of any tax, charge, assessment, statute, regulation, or any monetary lien on the Collateral, so long as: (i) in the case of an unpaid tax, charge, assessment or lien, such proceedings suspend the collection thereof from Borrower and the Collateral, and shall not interfere with the payment of any monies due under the Collateral in accordance with the terms of the Security Documents; (ii) none of the Collateral is, in the judgment of Lender, in any imminent danger of being sold, forfeited or lost; (iii) in the case of a statute or regulation, neither Borrower nor Lender is in any danger of any civil or criminal liability for failure to comply therewith; and (iv) Borrower has furnished such security, if any, as may be required in the proceedings or as Lender reasonably requests up to 150% of the amount in controversy.

Section 3.10 Liability of Guarantors

      The payment and performance of the obligations under the Loan Documents shall be jointly, severally, primarily and unconditionally guaranteed by the Guarantors, if any, as set forth in the Guaranty, if applicable.

ARTICLE IV CLOSING; APPROVAL OF TIME-SHARE PROJECTS AND ADVANCES

Section 4.1 Closing Conditions

      The obligation of Lender to consummate the transaction contemplated by this Loan Agreement is subject to the fulfillment or waiver of each of the following conditions:

      (a) Loan Documents. Borrower shall have delivered to Lender the Loan Documents, duly executed, delivered and in form and substance satisfactory to Lender.

      (b) Opinions and Organizational Documents. Borrower shall have delivered to Lender a favorable opinion or opinions from independent counsel for Borrower and Guarantors, if any, with respect to the matters referred to in Exhibit A attached to this Loan Agreement and the organizational documents referred to in Exhibit A attached to this Loan Agreement.

      (c) Credit Reports; Search Reports; Site Inspections. Lender shall have received, in form and substance satisfactory to Lender, the results of UCC searches with respect to Borrower and the Time-Share Association and lien, litigation, judgment and bankruptcy searches for Borrower, any and all Guarantors and (if existing) the Time-Share Association conducted in such jurisdictions and for such other entities as Lender deems appropriate. In addition, Lender shall have performed a site inspection/market review with respect to the properties within The Bluegreen Vacation Club(TM) prior to the Effective Date, and Lender must be satisfied with the results of such inspection and review.

Section 4.2 Approval of Time-Share Projects

      (a) Approval of Time-Share Projects as of the Effective Date. Borrower may submit to Lender projects to be included as Time-Share Projects as of the Effective Date by delivering to Lender the following due diligence items at least 10 days before the Effective Date, all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion:

            (1) Environmental Assessment. Borrower shall provide to Lender a Phase I environmental assessment of the Time-Share Project.

            (2) Taxes and Assessments. Borrower shall provide to Lender evidence that all taxes and assessments on the Time-Share Project have been paid.

            (3) Survey. Unless waived in writing by Lender, Borrower shall provide to Lender a survey map acceptable to Lender of the Time-Share Project prepared by a licensed land surveyor acceptable to Lender, certified to Lender in writing and showing the Time-Share Project, evidence of access to the Time-Share Project, all easements necessary for the operation and use of the Time-Share Project, and such other details as Lender may reasonably require; and/or at Lender's option, a condominium map if any part of the Time-Share Project has been dedicated to a condominium regime.

            (4) Permits and Approvals. Borrower shall provide to Lender all permits, licenses, approvals and certificates for the occupancy, use and operation of the Time-Share Project for Time-Share and other intended and existing uses, including any necessary architectural committee approvals and the Required Time-Share Approvals.

            (5) Zoning, Access, Parking and Utilities. Borrower shall provide to Lender evidence of (i) zoning of the Time-Share Project for Time-Share and other intended and existing uses and all approvals required for such uses under any covenants, conditions and restrictions, (ii) adequate access to and parking for the Time-Share Project for Time-Share and hotel, if applicable, uses, and (iii) current and continued availability of utilities necessary to serve the Time-Share Project for Time-Share and other intended and existing uses.

            (6) Flood Zone. Borrower shall provide Lender with evidence that the Time-Share Project is not located within a flood prone area or, if within a flood zone, evidence that flood insurance has been obtained.

            (7) Time-Share Project Agreements. Borrower shall provide Lender with a copy of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases, space leases and other agreements pertaining to the Time-Share Project which are necessary for the sale, operation and intended Time-Share use of the Time-Share Project and are not otherwise required pursuant to another item in this Section.

            (8) Insurance. Borrower shall provide Lender with evidence of the Insurance Policies corresponding to the Time-Share Project.

            (9) Quiet Enjoyment Rights. Borrower shall provide Lender with evidence that each owner of a Time-Share Interest within the Time-Share Project will have available to it the quiet and peaceful enjoyment of the Time-Share Interest (including promised amenities and necessary easements) owned by it which cannot be disturbed so long as such owner is not in default of its obligations to pay the purchase price of its Time-Share Interest, to pay assessments to the Time-Share Association, and to comply with reasonable rules and regulations pertaining to the use of the Time-Share Interests.

            (10) Time Share Documents. Borrower shall provide Lender with a copy of the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents corresponding to the Time-Share Project.

            (11) Opinions. Borrower shall deliver to Lender a favorable opinion or opinions from independent counsel for Borrower located in the state where the Time-Share Project is located containing the opinions contained in subparagraphs (I) through (Q) of Exhibit A attached to this Loan Agreement.

      (b) Approval of Time-Share Projects after the Effective Date. During the period beginning on the Effective Date and ending on the expiration of the Advance Period, Borrower may submit to Lender a project or projects proposed to be included as additional Time-Share Projects by delivering (i) a complete description of the subject project, (ii) the documents and items set forth in subparagraphs (1) through (11) above with respect to the subject project and (iii) a proposed replacement Exhibit J that shall include the subject project, all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion. In addition, Lender may perform a site inspection/market review with respect to the proposed project prior to the approval of the proposed project, and Lender must be satisfied with the results of such inspection and review. Lender will have 30 days to review, and in its sole and absolute discretion, approve or disapprove of the inclusion of the proposed project as a Time-Share Project. If Lender approves the proposed project, then Lender shall execute and date the proposed Exhibit J, which exhibit shall be substituted for or supplement the existing Exhibit J attached to this Loan Agreement as set forth in the proposed Exhibit J.

Section 4.3 Required Deliveries for Each New Collateral Advance.

      Borrower shall have delivered to Lender the following items prior to each New Collateral Advance, all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion.

      (a) Request for Advance. Borrower shall provide Lender with a request for Advance substantially in the form and substance of Exhibit E.

      (b) Time-Share Documents. Borrower shall provide Lender or Custodial Agent with (i) signed original Instruments which qualify as Eligible Instruments and have been duly and unconditionally endorsed to Lender by Borrower (endorsements to be substantially in the form and substance of Exhibit F to this Loan Agreement, which endorsements may be executed by a duly authorized signature stamp), (ii) the recorded original Purchaser Mortgages which secure such Instruments (or certified copies with the original to be immediately delivered upon return from the applicable recording office), (iii) copies of signed receipts for public offering statements/property reports/prospectuses required to be given to Purchasers in connection with the sales of Time-Share Interests giving rise to such Instruments, (iv) Purchase Contracts, credit disclosure statements and other items requested by Lender which were signed by such Purchasers in connection with such sales, and (v) evidence that all rescission rights have expired and Borrower has performed all its statutory and contractual obligations with respect thereto.

      (c) Assignment. Borrower shall provide Lender with an assignment in recordable form and otherwise substantially in the form and substance of Exhibit G to this Loan Agreement, properly completed, executed and acknowledged assigning the Instruments covered by item (b) above;

      (d) Promised Improvements. If not previously furnished, Borrower shall provide evidence to Lender that: (i) all Time-Share Interests which are the subject of the Instruments covered by item (b) above have all necessary and promised on-site and off-site improvements thereto and necessary and promised utilities are available; (ii) all Units and amenities which are to be available to Purchasers obligated on the Instruments covered by item (b) above have been completed in accordance with all applicable building codes and are fully furnished, necessarily equipped and will be available for use by Purchasers without disturbance or termination of their use rights so long as they are not in default of their obligations under the Instruments; and (iii) all furnishings in the Units and amenities are owned by an owners' association or associations in which the Purchasers are members or alternatively owned in common by the Purchasers of the Time-Share Interests (and immediately conveyed to the Trustee under the terms of the Purchase Contract), free of charges, liens and security interests other than the Permitted Encumbrances.

      (e) Servicing Agent Confirmation. If requested by Lender, Lender shall receive written confirmation from the Servicing Agent that it has not received notice of any complaint, demand, set-off, or claim by any person, including, without limitation, any Purchaser, with respect to the Instruments covered by item (b) above (other than as to routine matters involving the servicing of an Instrument) and certifying the unpaid total payments due under the unpaid principal balance of such Instruments.

      (f) Title Policy. Lender shall receive a Title Policy (Collateral) (or a marked-up commitment to issue such policy in the event that such policy is not reasonably available prior to the New Collateral Advance) with respect to each Purchaser Mortgage covered by item (b) above.

      (g) Updated Opinion. If requested by Lender following a material change of circumstances or not more often than annually at Lender's discretion, Borrower shall provide an opinion from independent counsel to Borrower satisfactory to Lender with respect to the continued compliance of the Time-Share Project and Borrower's sales and marketing activities with applicable laws, the enforceability of the form of the Instruments and such other matters as Lender shall reasonably require.

      (h) Other Items. If requested by Lender, Borrower shall deliver to Lender such other items which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent thereto.

Section 4.4 Required Deliveries for Each Availability Advance.

      Borrower shall have delivered to Lender the following items prior to each Availability Advance, all of which must be satisfactory in form and substance to Lender in its sole and absolute discretion.

      (a) Request for Availability Advance. Borrower shall provide Lender with a request for Advance substantially in the form and substance of Exhibit E.

      (b) Other Items. If requested by Lender, Borrower shall deliver to Lender such other items which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent thereto.

Section 4.5 General Conditions Precedent for All Advances

      The obligation of Lender to make any Advance is subject to fulfillment of all of the following conditions precedent:

      (a) Event of Default. No Event of Default or Potential Default has occurred and is continuing, or would result from such disbursements or from the application of the proceeds therefrom.

      (b) Representations and Warranties. The representations and warranties of Borrower and any Guarantor contained in the Loan Documents are true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date.

      (c) No Violation of Usury Law. The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by applicable law.

      (d) Payment of Fees. Borrower shall have paid to Lender the Loan Fee and all other fees which are required to be paid at the time of the Advance.

Section 4.6 Conditions Satisfied at Borrower's Expense

      The conditions to Advances shall be satisfied by Borrower at its expense.

Section 4.7 No Waiver

      Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its discretion, make Advances prior to that time without waiving or releasing any of the obligations arising under the Loan Documents.

ARTICLE V BORROWER'S REPRESENTATIONS AND WARRANTIES

Section 5.1 Consideration

      As an inducement to the Lender to execute this Loan Agreement, make the Loan and disburse the proceeds of the Loan, the Borrower represents and warrants to the Lender the truth and accuracy of the matters set forth in this Article V.

Section 5.2 Organization

      The Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, is duly qualified to do business and is in good standing in every jurisdiction where its business or properties require such qualification. The Borrower has all requisite power and authority to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.

Section 5.3 Authorization

      The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the Articles of Organization of the Borrower, (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting the Borrower, (iii) require any approval or consent of any member, partner, shareholder or any other Person, other than approvals or consents which have been previously obtained and disclosed in writing to the Lender, (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, or (v) result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower. The Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

Section 5.4 Governmental Consents

      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower and Guarantor of the Loan Documents or any other document executed pursuant thereto or in connection therewith.

Section 5.5 Validity

      The Loan Documents have been duly executed and delivered by and constitute the legal, valid and binding obligations of the Borrower and Guarantor, if any, enforceable in accordance with their respective terms.

Section 5.6 Financial Position

      As of the dates prepared, the financial statements and all financial data heretofore delivered to the Lender in connection with the Loan and/or relating to the Borrower and Guarantor, if any, are true, correct and complete in all material respects and were prepared in accordance with GAAP consistently applied. Such financial statements fairly present the financial position of the Persons who are the subject thereof as of the dates thereof.

Section 5.7 Governmental Regulations

      Neither the Borrower nor any Guarantor is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Debt.

Section 5.8 Employee Benefit Plans

      Neither the Borrower nor any Guarantor maintains any pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA other than a plan pursuant to which such entity's contribution requirement is made contemporaneously with the employees' contributions.

Section 5.9 Securities Activities

      Neither the Borrower nor any Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than 25% of the value of the assets of either such entity consists of such margin stock.

Section 5.10 No Material Adverse Change

      No Material Adverse Change has occurred.

Section 5.11 Payment of Taxes

      All tax returns and reports required to be filed by the Borrower and Guarantor, if any, have been timely filed, or proper extensions for filing have been obtained. All taxes, assessments, fees and other governmental charges upon the Borrower, the Guarantor, if any, and their properties, assets, income and franchises which are due and payable have been paid when due and payable, or proper extensions for payment have been obtained, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the respective business, properties, assets, operations, condition (financial or otherwise) or business prospects of the Borrower or any Guarantor. Neither the Borrower nor any Guarantor has any knowledge of any proposed tax assessment against the Borrower or any Guarantor that could be material to its business, properties, assets, operations, condition (financial or otherwise) or business prospects.

Section 5.12 Litigation

      There is no pending or, to the knowledge of the Borrower, threatened action, suit, proceeding or arbitration against or affecting the Borrower or any Guarantor before any court, governmental agency or arbitrator, which may result in a Material Adverse Change.

Section 5.13 Environmental Matters

      (a) Time-Share Project. The Borrower's representations, warranties and covenants with respect to all environmental matters relating to each Time-Share Project are set forth in the Hazardous Substances Remediation and Indemnification Agreement.

      (b) Non-Projects. As to each "Non-Project" (defined as any project to be developed, under development or developed by Borrower or Guarantor other than a Time-Share Project), the operations of the Borrower and any Guarantor comply in all respects with all Hazardous Materials Laws except such noncompliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. As of the date of this Loan Agreement, (i) neither the Borrower, the Guarantor, if any, nor their present properties or operations is subject to any outstanding written order from, or settlement or consent agreement with, any governmental authority or other Person, nor is any of the foregoing subject to any judicial or docketed administrative proceeding respecting any Hazardous Materials Law, Hazardous Materials Claim or Hazardous Material, which would (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change and (ii) there are no other conditions or circumstances known to the Borrower which may give rise to any Hazardous Materials Claim arising from the operations of the Borrower or any Guarantor, which would (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.

Section 5.14 No Burdensome Restrictions

      Neither the Borrower nor any Guarantor is a party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.

Section 5.15 Full Disclosure

      None of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Guarantor in connection with the Loan Documents contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that it is recognized by the Lender that projections and forecasts provided and to be provided by the Borrower and Guarantor, if any, while reflecting the Borrower's and the Guarantor's, if any, good faith projections and forecasts, based upon methods and data the Borrower and the Guarantor, if any, believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

Section 5.16 Compliance with Laws and Regulations

      Borrower and each Time-Share Project are in compliance in all material respects with all Laws and Regulations, and there are no, nor are there any alleged or asserted, violations of law, regulations, ordinances, codes, declarations, covenants, conditions, or restrictions of record, or other agreements relating to Borrower, any Guarantor, each Time-Share Project, the Collateral or any part thereof, which may result in a Material Adverse Change.

Section 5.17 Time-Share Interests and Sales

      (a) Sales Activities. Borrower has obtained the Required Time-Share Approvals for each jurisdiction in which it has sold or has offered for sale Time-Share Interests.

      (b) Time-Share Interest Not a Security. Borrower has not sold or offered for sale any Time-Share Interest as an investment. Neither the sale nor the offering for sale of any Time-Share Interest will constitute the sale or the offering for sale of a "security" under the Securities Act of 1933, the Securities Exchange Act of 1934, any state securities laws, commonly known as "blue sky" laws, or any other applicable law.

      (c) Zoning Compliance. Neither Time-Share use nor other transient use and occupancy of any Time-Share Project violates or constitutes or will violate or constitute a non-conforming use or require a variance (other than variances which have been previously obtained) under any private covenant or restriction or any zoning, use or similar law, ordinance or regulation affecting the use or occupancy of any Time-Share Project.

      (d) Eligible Instruments. Each Instrument which is assigned to Lender pursuant to this Loan Agreement and against which an Advance is requested or which is assigned in satisfaction of Borrower's obligations under this Loan Agreement shall be an Eligible Instrument at the time of assignment. Borrower has performed all of its obligations to Purchasers, and there are no executory obligations to Purchasers to be performed by Borrower, except for non-delinquent and executory obligations disclosed to Purchasers in their Purchase Contracts.

      (e) Association; Assessments and Reserves. When a Purchaser closes the purchase of a Time-Share Interest, such Purchaser automatically becomes a member of the applicable Time-Share Association (which membership is immediately conveyed to the Trustee under the Purchase Contract); and the Trustee will thereafter remain a member of such Time-Share Association and be entitled to vote on the affairs thereof, subject only to retaining ownership of a Time-Share Interest. Each Time-Share Association has (or will have) authority to levy annual assessments to cover the costs of maintaining and operating a Time-Share Project. To Borrower's knowledge, each Time-Share Association will be solvent. To Borrower's knowledge, levied assessments will be adequate to cover the current costs of maintaining and operating the applicable Time-Share Project and to establish and maintain a reasonable reserve for capital improvements. To Borrower's knowledge, there are no reasonably foreseeable circumstances which could give rise to a material increase in such costs, except for additions of subsequent phases of a Time-Share Project that will not materially increase assessments.

      (f) Title to and Maintenance of Common Areas and Amenities. Except as otherwise permitted and disclosed by the Time-Share Program Governing Documents:
(i) each Time-Share Association or the owners of Time-Share Interests in common (which interest may be held by the Trustee pursuant to the Purchase Contract) will at all times own the furnishings in the Units and all the common areas in the applicable Time-Share Project and other amenities which have been promised or represented as being available to Purchasers, free and clear of liens and security interests except for the Permitted Encumbrances; (ii) no part of any Time-Share Project is or will be subject to partition by the owners of Time-Share Interests; and (iii) all access roads and utilities and off-site improvements necessary to the use of a Time-Share Project will have been dedicated to and/or accepted by the responsible governmental authority or utility company or are owned by an association of owners of property in a larger planned development or developments of which a Time-Share Project is a part.

Section 5.18 Survival and Additional Representations and Warranties

      The representations and warranties contained in this Article V are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed as of the making of each Advance.

ARTICLE VI BORROWER'S COVENANTS

Section 6.1 Consideration

      As an inducement to the Lender to execute this Loan Agreement, make the Loan and make each disbursement of the Loan, the Borrower hereby covenants that, so long as any amount payable hereunder or under any other Loan Document remains unpaid or the Lender has any commitment to disburse the Loan hereunder, Borrower shall comply with the covenants set forth in this Article VI.

Section 6.2 Reporting Requirements

      Borrower shall furnish or cause to be furnished to the Lender the following notices and reports:

      (a) Quarterly Financial Reports.

            (1) As soon as possible after each fiscal quarter of Guarantor (other than the last quarter of any fiscal year) and in any event within 5 days after submission to the Securities and Exchange Commission, the following: (i) a copy of Guarantor's 10Q filing certified by the Chief Financial Officer of Guarantor to fairly present the financial condition of said entity on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of Guarantor on a fully consolidated basis for the period ending on such date; (ii) copies of any and all other financial reports and corrections thereto and to the 10Q filings required of Guarantor under federal laws and regulations.

            (2) As soon as possible and in any event within 45 days after the end of each fiscal quarter of Bluegreen/Big Cedar (other than the last quarter of any fiscal year), the following: (i) unaudited financial statements of Bluegreen/Big Cedar on a fully consolidated basis, which financial statements must include (A) a balance sheet as at the end of such fiscal quarter and (B) statements of income and cash flow for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and certified by the Chief Financial Officer of Bluegreen/Big Cedar to fairly present the financial condition of Bluegreen/Big Cedar on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of Bluegreen/Big Cedar on a fully consolidated basis for the period ending on such date; (ii) a summary report of accounts payable aging, and (iii) a written statement certifying that Bluegreen/Big Cedar is in compliance with the terms of the Loan Documents, or if not in compliance, specifying the details of the non-compliance and the action being taking to correct such non-compliance.

      (b) Annual Financial Statements.

            (1) As soon as possible after each fiscal year of Bluegreen Corporation and in any event within 5 days after submission to the Securities and Exchange Commission, the following: (i) a copy of Bluegreen Corporation's 10K filing certified by the Chief Financial Officer of Bluegreen Corporation to fairly present the financial condition of said entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis at the end of such fiscal year and the results of the operations of such entity on a fully consolidated basis for the period ending on such date; and (ii) copies of any and all other financial reports and corrections thereto and to the 10K filings required of Bluegreen Corporation under federal laws and regulations.

            (2) As soon as possible and in any event within 120 days after the end of each fiscal year of Bluegreen/Big Cedar audited financial statements of Bluegreen/Big Cedar on a fully consolidated basis, which financial statements must include a balance sheet of Bluegreen/Big Cedar as at the end of such fiscal year, statements of income, shareholders' equity and cash flow of Bluegreen/Big Cedar for such fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied accompanied by an unqualified opinion issued by an independent certified public accountant acceptable to the Lender.

      (c) Time-Share Association Financial Statements. At the request of Lender, semi-annual and annual financial statements of any Time-Share Association in reasonable detail and in accordance with GAAP consistently applied and certified by the Chief Financial Officer, or if no such officer exists, by a responsible officer, of such Time-Share Association.

      (d) Notice of Labor Controversy or other Force Majeure Event. As soon as possible and in any event within 5 Business Days after the Borrower has knowledge of its occurrence, written notice of any labor controversy or other force majeure event resulting in a material strike, work stoppage, shutdown or other material disruption against or involving the Borrower, any Guarantor, or any Time-Share Project.

      (e) Notice of Material Adverse Change. As soon as possible after its occurrence, written notice and a description of any matter which has resulted, or may result, in a Material Adverse Change.

      (f) Notice of Defaults or Potential Defaults. As soon as possible and in any event within 10 Business Days after the Borrower has knowledge of the occurrence of any Potential Default (however described) or Event of Default hereunder or an event of default (however described) under any other of the Loan Documents, written notice and a description of such Potential Default, Event of Default or event of default, any applicable cure period and the action which the Borrower proposes to take with respect thereto.

      (g) Notice of Litigation. As soon as possible and in any event within 5 Business Days after institution thereof, written notice and a description of any material adverse litigation, action or proceeding commenced against the Borrower, any Guarantor, or any of their Affiliates or relating to any Time-Share Project, and any adverse determination in any such litigation, action or proceeding.

      (h) Notices Regarding Hazardous Materials. As soon as possible after the Borrower obtains knowledge of any material occurrence, written notice and a description of the release of any Hazardous Material, or any liability with respect thereto, on, under or in connection with any Time-Share Project and the action which the Borrower proposes to take with respect thereto.

      (i) Notices and Reports Regarding Time-Share Project and Time-Share Interests.

            (1) Time-Share Project. As soon as possible and in any event within 5 Business Days after receipt by the Borrower, copies of all (i) notices of violation relating to and adversely affecting any Time-Share Project that the Borrower receives from any governmental agency or authority, (ii) notices of default that the Borrower receives under any other agreement relating to and adversely affecting any Time-Share Project, and (iii) notices of default that the Borrower receives under any agreement relating to the borrowing of money by the Borrower for any Time-Share Project from any Person.

            (2) Sales Reports. On or before the 20th day after each calendar month end, Borrower will cause to be furnished to Lender: (i) a sales report showing the number of sales and closings of Time-Share Interests and the aggregate dollar amount thereof and (ii) a report showing the number of tours during such month together with the net closing percentage and volume per tour data.

            (3) Time-Share Sales Information. Borrower will deliver current price lists or their equivalent for Time-Share Interests with respect to a Time-Share Project to Lender from time to time within 10 Business Days after receipt of a written request from Lender to do so. Borrower will deliver to Lender from time to time, as available and promptly upon amendment or effective date, sales literature, registrations/consents to sell, and final subdivision public reports/public offering statements/prospectuses. Borrower will deliver to Lender any changes which Borrower proposes or any other person having the power to do so proposes be made to the Time-Share Program Consumer Documents and/or the Time-Share Program Governing Documents last delivered to Lender, together with a description and explanation of the changes; and other items requested by Lender which relate to the Time-Share Interests.

            (4) Assessments. If Borrower has knowledge or has reason to believe that an event (other than general changes in the economy) has occurred or is reasonably likely to occur which could give rise to a material increase in assessments or give rise to a special assessment to cover the then current costs of operating the Time-Share Project and to establish and maintain a reasonable reserve for capital improvements to the Time-Share Project, it will notify Lender of the occurrence of such event.

            (5) Time-Share Association Budgets. If requested by Lender, Borrower will submit to Lender within 10 days after each is available, proposed annual maintenance and operating budgets of each Time-Share Association, certified to be adequate by the Time-Share Manager (or if there is not a Time-Share Manager, by an authorized officer of the

      Time-Share Association) and a statement of the annual assessment to be levied upon the owners of Time-Share Interests; and will use its best efforts to cause to be made available to Lender for inspection, auditing and copying, upon Lender's request, the books and records of the Time-Share Association.

            (6) Notice of Lender's Interest. Borrower will deliver under its letterhead notice of Lender's interest in the Collateral to persons bound thereby, if requested, and will cause such notice to comply with applicable law.

      (j) Other Information. Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of the Borrower, any Guarantor, their Affiliates and Time-Share Project, including, as the Lender may from time to time reasonably request.

Section 6.3 Borrower's Operations and Management

      Borrower shall:

            (1) Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders of any governmental authority, including but not limited to the Laws and Regulations, the noncompliance with which may result in a Material Adverse Change.

            (2) Payment of Taxes and Claims. Pay (i) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay the same would not be material to the respective business, properties, assets, operations, condition (financial or otherwise) or business prospects of the Borrower or any Guarantor, and (ii) with respect to a Time-Share Project all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, except for permitted contests in accordance with
      Section 3.9.

            (3) Maintenance of Properties; Books and Records. Maintain or cause to be maintained:

                  (A) in good repair, working order and condition all properties and assets material to the continued conduct of the business of the Borrower, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and

                  (B) proper books, records and accounts in which full, true and correct entries in accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.

            (4) Change in Nature of Business. Make no material change in the nature of its business as carried on at the date hereof.

            (5) Maintenance of Existence. Maintain and preserve its existence and all rights, privileges, qualifications, permits, licenses, franchises and other rights material to its business.

            (6) Change in State of Registration or location of Executive Offices. Make no change to its state of organization or the location of its executive offices without giving the Lender at least 30 days' prior written notice.

            (7) Management. Maintain professional and qualified management and staff to manage, operate and maintain its assets and business, including but not limited to each Time-Share Project to the extent controlled by Borrower.

            (8) Time-Share Project, Time-Share Interests and Collateral.

                  (A) Inspection. Borrower will at its expense permit Lender and its representatives at all reasonable times and upon reasonable notice to inspect each Time-Share Project and to inspect, audit and copy Borrower's books and records, including, without limitation, the reasonable costs of travel, lodging and meals for representatives of Lender with respect to such inspections and audits, which unless an Event of Default or Potential Default exists, shall take place no more frequently than annually.

                  (B) Fulfillment of Obligations to Purchasers. Borrower will fulfill, and will cause its Affiliates, agents and independent contractors at all times to fulfill, all their respective obligations to Purchasers. Borrower will perform all of its obligations under the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents.

                  (C) No Collateral Pledged Prior to Approval. Borrower will not pledge any security interest in any Time-Share Interest to Lender, unless: (i) Borrower has delivered to Lender true and complete copies of the Required Time-Share Approvals required in such jurisdiction for its sales and marketing conduct and all other evidence required by Lender that Borrower has complied with (and is currently in compliance with) all Laws and Regulations of such jurisdiction governing its proposed conduct; and (ii) Borrower has delivered to Lender the Time-Share Program Consumer Documents and the Time-Share Program Governing Documents which Borrower has been using (and is currently using) in connection with the Time-Share Project and the sale or offering for sale of Time-Share Interests in such jurisdiction and such documents have been approved by Lender, which approval shall not be unreasonably withheld or delayed.

                  (D) No Modification of Collateral or Payments by Borrower.
            Borrower will not cancel or materially modify, or consent to or acquiesce in any material modification (including, without limitation, any change in the interest rate or amount, frequency or number of payments) to any Instrument which constitutes part of the Collateral; or waive the timely performance of the obligations of the Purchaser under any such Instrument or its security; or release the security for any such Instrument. Borrower will not pay or advance directly or indirectly for the account of any Purchaser any sum required to be deposited or owing by the Purchaser either under any Purchase Contract or under any Instrument which constitutes part of the Collateral.

                  (E) No Modification of Time-Share Documents. Borrower will not cancel or materially modify, or consent to or suffer to exist any cancellation or material modification of any Time-Share Program Consumer Document or any Time-Share Program Governing Document.

                  (F) Material Increases to Assessments. Borrower (i) will use its commercially reasonable efforts to cause each Time-Share Association to (A) discharge its obligations under the applicable Time-Share Program Governing Documents and (B) maintain a reasonable reserve for capital improvements to the applicable Time-Share Project; and (ii) so long as Borrower controls the Time-Share Association, will pay to such association as and when required of Borrower under the Time Share Program Governing Documents, the difference between (A) the cumulative total amount of the maintenance and operating expenses incurred by the Time-Share Association, together with a reasonable reserve for capital improvements and the amount of any installment of real property taxes currently due and payable with respect to the Time-Share Project and related amenities, and (B) the cumulative total amount of assessments payable to the Time-Share Association by owners (other than Borrower) of Time-Share Interests therein.

                  (G) Maintenance of Time-Share Project and Other Property. So
            long as Borrower controls the Time-Share Association, Borrower will maintain or cause to be maintained in good condition and repair all common areas in each Time-Share Project and other on-site amenities which have been promised or represented as being available to Purchasers and which are the responsibility of the applicable Time-Share Association to maintain and repair and, to the extent owned by Borrower or an Affiliate of Borrower, all portions of improvements in which Units are located and are not part of the applicable Time-Share Project. So long as Borrower is in control of the Time-Share Association, Borrower will maintain or cause each Time-Share Association to maintain a reasonable reserve to assure compliance with the terms of the foregoing sentence.

                  (H) Maintenance of Larger Tract. To the extent either a
            Time-Share Project is part of a larger common ownership regime or planned development or parts of buildings in which Units are located are not part of a Time-Share Project, Borrower will pay its commercially reasonable share of common expenses to be allocated to the applicable Time-Share Project. Borrower will use commercially reasonable efforts to cause all such property which is not part of a Time-Share Project to be professionally managed in a first class manner. Borrower will not permit common expenses to be allocated to a Time-Share Project in an unreasonably disproportionate manner.

                  (I) Collection of Collateral. Borrower will undertake the
            diligent and timely collection of amounts delinquent under each Instrument which constitutes part of the Collateral and will bear the entire expense of such collection. Lender shall have no obligation to undertake any action to collect under any Instrument.

Section 6.4 Insurance

      Borrower will pay the cost of and will maintain and deliver to Lender evidence of insurance policies required by Lender which cover such risks, are written by insurers and are in amounts and on forms satisfactory to Lender. All such insurance coverages shall be written by insurers, and in amounts and on forms satisfactory to Lender, which carriers, amounts and forms shall not be changed without the prior written consent of Lender, and all policies for such insurance shall name Lender as a loss payee or an additional insured, as appropriate.

Section 6.5 Financial Covenants

      The Borrower shall comply with, or ensure the compliance with, the following:

            (1) Net Worth. Bluegreen Corporation will maintain a Net Worth equal to or in excess of $130,000,000; and

            Ratio of Total Liabilities to Net Worth. At all times, the ratio of the Debt of Bluegreen Corporation determined in accordance with GAAP consistently applied on a consolidated basis, and not including but not limited to contingent liabilities, to its Net Worth shall not exceed 2.5:1.

Section 6.6 No Transfers

      The Borrower will not, unless the Lender otherwise consents in writing, which consent may be granted or withheld in Lender's sole and absolute discretion, make any Transfer.

Section 6.7 Further Assurances

      The Borrower shall execute and deliver, or cause the execution and delivery, at any time and from time to time any and all instruments, agreements and documents, and will take such other action, or cause such other action to be taken, as the Lender reasonably requires to maintain, perfect or insure the Lender's security provided for under the Loan Documents, including, without limitation, the execution of amendments to the Loan Documents.

Section 6.8 Exchange Affiliation

      The Borrower shall maintain an affiliation with RCI or Interval International or a similar successor organization reasonably acceptable to Lender for the exchange of Time-Share Interests within each Time-Share Project.

Section 6.9 Survival of Covenants

      The covenants contained in this Article VI are in addition to, and not in derogation of, the covenants contained elsewhere in the Loan Documents and shall be deemed to be made and reaffirmed as of the time of the making of each Advance.

ARTICLE VII DEFAULT

Section 7.1 Events of Default

      The occurrence and continuance of any of the following events constitutes an "Event of Default" hereunder:

            (1) The Borrower fails to pay any installment of principal on the Loan when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or pay when due any interest, fees or other amounts payable hereunder or under the other Loan Documents.

            (2) Any representation or warranty made by the Borrower or any Guarantor herein or in any other Loan Document is at any time incorrect in any material respect.

            (3) The Borrower or any Guarantor fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or any other Loan Document (other than a default or violation referred to elsewhere in this Section 7.1), and such failure remains unremedied for 30 days after notice thereof from the Lender to the Borrower or the Guarantor, if any; provided that in the event the Borrower or any Guarantor commences and is diligently pursuing to completion action to cure the failure, such 30 day period may be extended for such period of time as is necessary to cure the failure, but in no event longer then 120 days from the date of the Lender's notice; provided further however, that in the event (i) the Lender reasonably determines that the failure to immediately declare an Event of Default could materially and adversely harm the rights of the Lender hereunder or under any other Loan Document, or the rights of the Lender with respect to the Collateral, or (ii) the Lender reasonably determines that the failure to perform or observe the terms of this Loan Agreement or any other Loan Document cannot be remedied with the passage of 120 days, then the Lender may declare an immediate Event of Default in its notice given pursuant to this Section 7.1(3).

            (4) The Borrower or any Guarantor asserts the invalidity or unenforceability of any Loan Document or any Loan Document is adjudicated to be invalid or unenforceable in any material respect.

            (5) Any event of default (however described) under any other Loan Document occurs and is not cured within the applicable grace period.

            (6) Any Security Documents, for any reason, ceases to create a valid and perfected first priority lien on or in the Collateral or other collateral relating thereto as described in the Loan Documents, or the Borrower so states in writing.

            (7) The dissolution or winding up of the Borrower or any Guarantor.

            (8) A default in the Borrower's performance of its obligations under the Loan Documents as set forth in Section 3.2 and in Section 3.6.

            (9) Any Transfer occurs which has not been consented to in writing by Lender.

            (10) The Borrower or any Guarantor fails to comply with any of the financial covenants set forth in Section 6.5.

            (11) A Material Adverse Change occurs.

            (12) Any judgment or order for the payment of money in excess of $100,000, singularly or in the aggregate, is rendered against the Borrower or any Guarantor, and either (i) enforcement proceedings have been commenced by any creditor upon such judgment, or (ii) there is a period of 15 Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect.

            (13) The Borrower or any Guarantor fails to pay any Debt (other than the Debt incurred by the Borrower and a Guarantor, if any, with respect to the Loan, the Events of Default with respect to which are set forth elsewhere in this Section 7.1), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; any other default under any agreement or instrument relating to any such Debt, or any other event, occurs and continues after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay, default or event results in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt is declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided however that none of the foregoing events or inactions will constitute an Event of Default unless such event or inaction could result in a Material Adverse Change.

            (14) The Borrower or any Guarantor generally does not pay its Debts as such Debts become due, or admits in writing its inability to pay its Debts generally, or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against the Borrower or any Guarantor seeking to adjudicate such party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such party's Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such party or for any substantial part of such party's property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding remains undismissed or unstayed for a period of 30 days (whether or not consecutive), or any of the actions sought in such proceeding (including, without, limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) occur; or the Borrower or any Guarantor takes any action to authorize any of the actions set forth above.

            (15) There occurs any attachment, levy, execution or other judicial seizure of any portion of the Collateral, or any other collateral provided by the Borrower under any of the Loan Documents, or any substantial portion of the other assets of the Borrower, which is not released, expunged, discharged or dismissed prior to the earlier of (i) 20 days after such attachment, levy execution or seizure, or (ii) the sale of the assets affected thereby.

            (16) Any event of default (however described) under the A&D Loan Documents occurs and is not cured within the applicable grace period.

            (17) The occurrence of an event of default (however designated or defined) with respect to any loan made by Lender or any Affiliate of Lender to any one or more of Borrower, Guarantor, if any, or any of their respective Affiliates.

Section 7.2 Remedies

      (a) At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Loan Documents and not in limitation thereof, do any one or more of the following:

            (1) Immediately cease to make further Advances, and from time to time apply all or any portion of the undisbursed Loan funds to payment of accrued interest under the Note and/or upon any other obligations of the Borrower hereunder or under the Loan Documents. Lender may also withhold any one or more Advances after an event or condition occurs that with notice or the passage of time could become an Event of Default, unless the Borrower cures or corrects the event or condition to the reasonable satisfaction of the Lender prior to the occurrence of an Event of Default.

            (2) Declare the Note, together with any applicable Prepayment Premium and all other sums owing by Borrower to Lender in connection with the Loan, to be immediately due and payable.

            (3) Make any Advances after the happening of any one or more Events of Default, without thereby waiving its right to demand payment of the Note and all other sums owing to Lender with respect to the Loan Documents or any other rights or remedies described herein, and without liability to make any other or further disbursements, notwithstanding Lender's previous exercise of any such rights and remedies.

            (4) With respect to the Collateral, (i) after any applicable delinquency on a Purchase Contract, institute collection, foreclosure and other enforcement actions against Purchasers and other persons obligated on the Collateral, (ii) enter into modification agreements and make extension agreements with respect to payments and other performances,
      (iii) release persons liable for performance, (iv) settle and compromise disputes with respect to payments and performances claimed due, all without notice to Borrower, without being called to account therefor by Borrower and without relieving Borrower from the performance of its obligations under the Loan Documents, and (v) receive, collect, open and read all mail of Borrower for the purpose of obtaining all items pertaining to the Collateral.

            (5) Proceed to protect and enforce its rights and remedies under the Loan Documents and to foreclose or otherwise realize upon its security for the performance of the obligations arising under the Loan Documents, or to exercise any other rights and remedies available to it at law, in equity or by statute.

            (6) Request and have appointed a Receiver with respect to the Borrower and/or the Collateral, and to that end, Borrower hereby consents to the appointment of a Receiver by Lender in any action initiated by Lender pursuant to this Loan Agreement, and Borrower waives any notice and posting of a bond in connection therewith.

            (7) Any and all other remedies available at law or in equity.

For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by subsection (4), the Borrower hereby unconditionally and irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to enter into such contracts, perform such acts and incur such liabilities as are referred to in said Section in the name and on behalf of the Borrower. This power of attorney is coupled with an interest.

      (b) All remedies of the Lender provided for herein and in any other Loan Documents are cumulative and shall be in addition to all other rights and remedies provided by law or in equity. The exercise of any right or remedy by the Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice the Lender in the exercise of any of its rights hereunder or under any other Loan Document. If the Lender exercises any of the rights or remedies provided in this Article VII, that exercise shall not make the Lender, or cause the Lender to be deemed to be, a partner or joint venturer of the Borrower. No disbursement of Loan funds by the Lender shall cure any default of the Borrower, unless the Lender agrees otherwise in writing in each instance.

      (c) Upon the occurrence of any Event of Default, all of the Borrower' s obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, at the Lender's option, exercisable in its sole discretion.

Section 7.3 Application of Proceeds During an Event of Default

      Notwithstanding anything in the Loan Documents to the contrary, while an Event of Default exists, any cash received and retained by Lender in connection with the Collateral may be applied to payment of the Borrower's obligations under the Loan Documents as Lender in its discretion may determine.

Section 7.4 Uniform Commercial Code Remedies; Sale; Assembly of Collateral

      (a) UCC Remedies; Sale of Collateral. Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Arizona and all other rights and remedies accorded to a Secured Party at equity or law. Any notice of sale or other disposition of the Collateral given not less than 10 Business Days prior to such proposed action in connection with the exercise of Lender's rights and remedies shall constitute reasonable and fair notice of such action. Lender may postpone or adjourn any such sale from time to time by announcement at the time and place of sale stated on the notice of sale or by announcement of any adjourned sale, without being required to give a further notice of sale. Any such sale may be for cash or, unless prohibited by applicable law, upon such credit or installment as Lender may determine. Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender in good current funds. Despite the consummation of any such sale, Borrower shall remain liable for any deficiency on the Borrower's obligations under the Loan Documents which remains outstanding following such sale. All net proceeds recovered pursuant to a sale shall be applied in accordance with the provisions of Section 7.5.

      (b) Lender's Right to Execute Conveyances. Lender may, in the name of Borrower or in its own name, make and execute all conveyances, assignments and transfers of the Collateral sold in connection with the exercise of Lender's rights and remedies; and Lender is hereby appointed Borrower's attorney-in-fact for this purpose.

      (c) Obligation to Assemble Collateral. Upon request of Lender when an Event of Default exists, Borrower shall assemble the Collateral and make it available to Lender at a time and place designated by Lender, if it is not already in Lender's or Custodial Agent's possession.

Section 7.5 Application of UCC Sale Proceeds

      Should Lender exercise the rights and remedies specified in Section 7.4, unless otherwise required by applicable law, any proceeds received thereby shall be first applied to pay the costs and expenses, including reasonable attorneys' fees, incurred by Lender as a result of the Event of Default. The remainder of any proceeds, net of Lender's costs and expenses shall be applied to the satisfaction of the obligations under the Loan Documents as Lender in its discretion may determine until fully satisfied with any excess paid over to Borrower.

Section 7.6 Authorization to Apply Assets to Payment of Loan

      The Borrower hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Borrower or any Affiliate of the Borrower then in the possession of the Lender, or standing to the credit of the Borrower or any Affiliate of the Borrower, to the payment of the Loan.

Section 7.7 Lender's Right to Perform

      Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all obligations agreed to be paid or performed in the Loan Documents by Borrower or any surety for the performance of their obligations under the Loan Documents if

            (1) such person fails to do so and

            (2) (i) an Event of Default exists and at least 5 Business Day's notice has been given to such person of Lender's intention to take such action, (ii) the action taken by Lender involves obtaining insurance which such person has failed to maintain in accordance with the Loan Documents or to deliver evidence thereof, or (iii) in the opinion of Lender, such action must be taken because an emergency exists or to preserve any of the Collateral or its value.

For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Loan Documents following an Event of Default shall become part of the obligations arising under the Loan Documents, shall be immediately due and payable by Borrower to Lender upon demand, and shall bear interest at the Default Rate from the dates of such expenditures until paid.

Section 7.8 Waiver of Marshalling

      Borrower, for itself and for all who may claim through or under it, hereby expressly waives and releases all right to have the Collateral, or any part of the Collateral, marshaled on any foreclosure, sale or other enforcement of Lender's rights and remedies.

ARTICLE VIII MISCELLANEOUS

Section 8.1 Successors and Assigns; No Assignment by the Borrower

      The provisions of this Loan Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement or any of the other Loan Documents without the prior written consent of the Lender.

Section 8.2 Notices

      All notices, requests and demands to be made hereunder to the parties hereto must be in writing (at the addresses set forth below) and may be given by any of the following means:

            (1) personal delivery;

            (2) reputable overnight courier service;

            (3) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

            (4) registered or certified, first class mail, return receipt requested.

Any notice, demand or request sent pursuant to the terms of this Loan Agreement will be deemed received (i) if sent pursuant subsection (1), upon such personal delivery, (ii) if sent pursuant to subsection (2), on the next Business Day following delivery to the courier service, (iii) if sent pursuant to subsection
(3), upon dispatch if such dispatch occurs between the hours of 9:00 a.m. and 5:00 p.m. (recipient's time zone) on a Business Day, and if such dispatch occurs other than during such hours, on the next Business Day following dispatch and
(iv) if sent pursuant to subsection (4), 3 days following deposit in the mail.

      The addresses for notices are as follows:

      To the Lender:               Residential Funding Corporation
                                   2415 E. Camelback Rd.
                                   Suite 700
                                   Phoenix, AZ 85016
                                   Attention: Managing Director Resort Finance
                                   Telephone No.: (602) 912-8504
                                   Telecopier No.: (602) 912-8506

      With a copy to:              Residential Funding Corporation
                                   8400 Normandale Lake Boulevard, Suite 250
                                   Minneapolis, Minnesota 55437
                                   Attention: Chief Counsel

                                              Business Capital Group
                                   Telephone No.: (952) 857-6911
                                   Telecopier No.: (952) 857-6949

      To the Borrower:             Bluegreen Corporation
                                   4960 Conference Way North, Suite 100
                                   Boca Raton, Florida 33431
                                   Attention: John F. Chiste
                                   Telephone No.: (561) 912-8010
                                   Telecopier No.: (561) 912-8123

      With courtesy copies to:
                                   Bluegreen Corporation
                                   4960 Conference Way North, Suite 100
                                   Boca Raton, FL 33431
                                   Attention: Randi Tompkins
                                   Telephone No.: (561) 912-8012
                                   Telecopier No.: (561) 912-8299

The failure to provide courtesy copies will not affect or impair the Lender's rights and remedies against the Borrower. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Notwithstanding the foregoing, all requests for Advances of the Loan pursuant to
Article II above will be deemed received only upon actual receipt, and such requests for Advances must be given only to the Lender's primary addressee.

Section 8.3 Borrower's Representative

      The Borrower hereby designates the following natural persons as its representatives and the representative of the Guarantor, if any, for purposes of
(i) making all decisions with respect to the Loan and the Loan Documents, (ii) delivering all notices, certificates, requests for advance and other documents required by the terms of the Loan Documents or requested by the Borrower or any Guarantor in connection with the Loan and (iii) taking all other actions requested by the Borrower or any Guarantor in connection with the Loan and the Loan Documents:

         John F. Chiste, Senior Vice President
         Bluegreen Corporation
         4960 Conference Way North
         Suite 100
         Boca Raton, Florida 33431
         Telephone No.: (561) 912-8010
         Telecopier No.: (561) 912-8123
         Allan J. Herz, Vice President
         Bluegreen Corporation
         4960 Conference Way North
         Suite 100
         Boca Raton, FL 33431
         Telephone No.: (561) 912-8210
         Telecopier No.: (561) 912-7915

In taking action pursuant to the terms of this Loan Agreement and the other Loan Documents, the Lender shall be entitled to rely, without further investigation, upon any notice, certificate, request for advance or other document delivered in writing and executed or signed by such representative of the Borrower and any Guarantor. In addition, the Lender may, at its option, refuse to take action in the event a notice, certificate, request for advance or other document is delivered to Lender which has not been executed or delivered by such representative of the Borrower and the Lender.

Section 8.4 Changes, Waivers, Discharge and Modifications in Writing

      No provision of this Loan Agreement or any of the other Loan Documents may be changed, waived, discharged or modified except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or modification is sought.

Section 8.5 No Waiver; Remedies Cumulative

      No disbursement of proceeds of the Loan will constitute a waiver of any conditions to the Lender's obligation to make further disbursements nor, in the event the Borrower is unable to satisfy any such conditions, will any such waiver have the effect of precluding the Lender from thereafter declaring such inability to constitute an Event of Default (however described) under this Loan Agreement or any other Loan Document. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under this Loan Agreement or any other Loan Document will impair such power, right or privilege or be construed to be a waiver of any Event of Default (however described) or acquiescence therein, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right, power or privilege. Except as specifically provided herein, all rights and remedies existing under this Loan Agreement and the other Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

Section 8.6 Costs, Expenses and Taxes

      (a) The Borrower agrees to pay the costs, and all expenses incurred by the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Loan Agreement, the other Loan Documents and any other documents to be delivered hereunder. The costs and expenses to be paid by the Borrower shall include, without limitation the following:

            (1) the reasonable fees and out-of-pocket expenses of counsel for the Lender, including in-house counsel to the Lender, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Loan Agreement and the other Loan Documents;

            (2) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the other Loan Documents and the other documents to be delivered hereunder;

            (3) any and all fees and costs associated with the assignment, custody and servicing of the Collateral inclusive of the fees and costs described in this Loan Agreement;

            (4) any and all reasonable travel expenses of Lender's employees in relation to the Loan; and

            (5) any and all other costs and expenses incurred by Lender.

      (b) The Borrower further agrees to pay all costs and expenses of the Lender, including, without limitation, reasonable counsel fees and expenses, court costs and all litigation expenses (including, but not limited to, reasonable expert witness fees, document copying expenses, exhibit preparation, courier expenses, postage expenses and communication expenses) in connection with the enforcement of this Loan Agreement, the other Loan Documents and any other documents delivered hereunder, including, without limitation, costs and expenses incurred in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding, or any refinancing or restructuring in the nature of a "workout" of the Loan Documents and any other documents delivered by the Borrower and any Guarantor related thereto.

      (c) Payment from the Borrower of amounts due pursuant to this Section 8.6 will be due 10 days after it has received from the Lender written notice of the nature of the item for which payment is required and the amount due.

Section 8.7 Disclaimer by the Lender; No Joint Venture

      The Borrower acknowledges, understands and agrees as follows:

            (1) The relationship between the Borrower and the Lender is, and will at all times remain, solely that of borrower and lender, and the Lender neither undertakes nor assumes any responsibility for or duty to the Borrower, any Guarantor or any Affiliate to select, review, inspect, supervise, pass judgment upon or inform the Borrower of the quality, adequacy or suitability of any matter or thing submitted to the Lender for its approval.

            (2) The Lender owes no duty of care to protect the Borrower, Guarantor, if any, or any Affiliate or any other Person against negligent, faulty, inadequate or defective building or construction.

            (3) The Borrower is not and will not be an agent of the Lender for any purpose. The Lender is not a joint venture partner with the Borrower in any manner whatsoever. Approvals granted by the Lender for any matters covered under this Loan Agreement are to be narrowly construed to cover only the parties and facts identified in any such approval.

Section 8.8 Indemnification

      In addition to the separate and independent Hazardous Substances Remediation and Indemnification Agreement, the Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel (but not in duplication of outside third party legal fees)) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or related to any of the following:

            (1) the Loan, this Loan Agreement or any other Loan Document;

            (2) any Time-Share Project;

            (3) the use of funds advanced under the Loan Documents; or

            (4) the failure of the Borrower, Guarantor, if any, or any other party to the Loan Documents (other than the Lender) to comply fully with any and all laws applicable to it;

whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, obligations, penalties, disbursements and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 8.8 will survive the termination of this Loan Agreement and the other Loan Documents and the payment in full of the Loan.

Section 8.9 Consultants

      The Borrower will pay any and all valid claims of any consultants, advisors, brokers or agents whom it has retained or with whom it has initiated contact with respect to the Loan who claims a right to any fees in connection with the Loan, and will indemnify, defend and hold the Lender harmless from such claims, whether or not they are valid.

Section 8.10 Titles and Headings

      The titles and headings of sections of this Loan Agreement are intended for convenience only and are not in any way to affect the meaning or construction of any provision of this Loan Agreement.

Section 8.11 Counterparts

      This Loan Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which will constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

Section 8.12 The Lender's Rights with Respect to Loan

      Notwithstanding any provision to the contrary contained in this Loan Agreement or any other Loan Document, the Lender may at any time sell, assign, grant or transfer to any Person all or a portion of its interest in or rights with respect to the Loan and in all or part of the obligations of the Borrower and any other obligated party under the Loan Documents. Lender agrees to use its best efforts to retain the servicing of the Loan.

Section 8.13 Confidentiality

      The Borrower and the Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Loan Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Loan Agreement; provided that the Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and participants and to prospective assignees and participants. If either party fails to respond to the other party in writing with either an approval or a disapproval within 5 Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this Section 8.13, then such consent or approval will be deemed to have been given, provided that such 5 Business Day period will not commence to run unless and until the other party has received all information, materials, documents and other matters required to be submitted to it hereunder with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

Section 8.14 Time is of the Essence

      Time is of the essence of this Loan Agreement.

Section 8.15 No Third Parties Benefited

      This Loan Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Guarantor, if any, and the Lender and their permitted successors and assigns, and no other Person will be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Loan Agreement or any of the other Loan Documents. The Lender will not have any obligation to any Person not a party to this Loan Agreement or the other Loan Documents.

Section 8.16 Severability

      The illegality or unenforceability of any provision of this Loan Agreement or any instrument or agreement required hereunder will not in any way affect or impair the legality or enforceability of the remaining provisions of this Loan Agreement or any instrument or agreement required hereunder.

================================================================================

Section 8.17 FORUM SELECTION; JURISDICTION; CHOICE OF LAW

BORROWER ACKNOWLEDGES THAT THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS WERE DELIVERED BY BORROWER IN THE STATE OF ARIZONA,

EXECUTED BY LENDER IN THE STATE OF ARIZONA AND ACCEPTED BY LENDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA. FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE PARTIES HERETO HEREBY EXPRESSLY SUBMIT TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN MARICOPA COUNTY, ARIZONA AND BORROWER CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA IN ACCORDANCE WITH APPLICABLE LAW. FURTHERMORE, BORROWER WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IT IS THE INTENT OF THE PARTIES HERETO THAT ALL PROVISIONS OF THIS LOAN AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW. TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION FINDS ARIZONA LAW INAPPLICABLE WITH RESPECT TO ANY PROVISIONS OF THIS LOAN AGREEMENT OR THE NOTE, THEN, AS TO THOSE PROVISIONS ONLY, THE LAWS OF THE STATES WHERE THE COLLATERAL IS LOCATED SHALL BE DEEMED TO APPLY. NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF LENDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL IS LOCATED TO THE EXTENT LENDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

Section 8.18 WAIVER OF JURY TRIAL

WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.

BORROWER AND LENDER HEREBY AGREE THAT THIS LOAN AGREEMENT CONSTITUTES A WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY PURSUANT TO THE PROVISIONS OF ALL APPLICABLE LAWS AND BORROWER DOES HEREBY CONSTITUTE AND APPOINT LENDER ITS TRUE AND LAWFUL ATTORNEY-IN-FACT, WHICH APPOINTMENT IS COUPLED WITH AN INTEREST. BORROWER DOES HEREBY AUTHORIZE AND EMPOWER LENDER, IN THE NAME, PLACE AND STEAD OF BORROWER, TO FILE THIS LOAN AGREEMENT

WITH THE CLERK OR JUDGE OF ANY COURT OF COMPETENT
JURISDICTION AS A STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY.

Initials:                                                     Lender: __________

Borrower:  __________    __________     __________     __________
================================================================================

Section 8.19 Interpretation

      This Loan Agreement and the other Loan Documents will not be construed against the Lender merely because of the Lender's involvement in the preparation of such documents and agreements.

Section 8.20 Destruction of Note

      In the event the Note is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of the Lender, the Borrower will execute and deliver to the Lender in substitution therefor a duplicate promissory note containing the same terms and conditions as the Note, within 10 days after the Lender notifies the Borrower of any such mutilation, destruction, loss or theft of the Note. Upon the Borrower's delivery of such duplicate promissory note, the Borrower will be relieved of all obligations under the original Note and will thereafter be bound solely by the provisions of such duplicate promissory note.

Section 8.21 No Relationship With Purchasers

      Lender does not hereby assume and shall have no responsibility, obligation or liability to purchasers, Lender's relationship being that only of a creditor who has taken an Assignment from Borrower of the Instruments in order to facilitate performance of the obligations arising under the Loan Documents. Except as required by law and for filings made with the Securities & Exchange Commission or any stock exchange on which Borrower's Stock is traded, Borrower will not, at any time, use the name of or make reference to Lender with respect to the Time-Share Project, the sale of Time Share Interests or otherwise, without the express written consent of Lender.

Section 8.22 Entire Agreement

      This Loan Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Guarantor, if any, and the Lender and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lender.

Section 8.23 Cross-Collateralization of Loans.

      Borrower specifically acknowledges and agrees that the Collateral shall secure the Loan and the A&D Loan and that all of the collateral securing the A&D Loan, as provided for in the A&D Loan Documents, shall secure the A&D Loan and the Loan. Notwithstanding the foregoing, or anything to the contrary in any of the Loan Documents, provided no Event of Default exists, Lender agrees to release the Collateral upon the receipt of repayment in full of the amounts owing to Lender in connection with the Loan whether or not the A&D Loan is paid in full.

Section 8.24 Reliance

      Lender's examination, inspection, or receipt of information pertaining to Borrower, any Guarantor, the Collateral or the Time-Share Project shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and obligations contained in the Loan Documents.

Section 8.25 Joint and Several Liability

      The obligations of each entity comprising the Borrower under this Loan Agreement shall be joint and several, primary, direct and immediate. Each entity comprising the Borrower shall be and remain liable for all of the obligations arising under this Loan Agreement until such obligations have been fully paid and performed. Borrower acknowledges that Advances will be made on Eligible Instruments owned by less than all of the entities comprising Borrower hereunder, and that the Advances may be used by such entity in connection with a Time-Share Project in which less than all of the entities identified as Borrower hereunder have an interest. Borrower represents and warrants to Lender that each entity identified as Borrower hereunder will benefit both directly and indirectly from the Advances. Borrower authorizes the persons set forth in
Section 8.3 to execute requests for Advances hereunder, and Borrower authorizes Lender to disburse Advances at the direction of such person. All such requests for Advances executed by such authorized person shall be binding upon Borrower (and each of them).

Section 8.26 Limitation of Bluegreen/Big Cedar's Monetary Liability

      Notwithstanding anything to the contrary contained in Section 8.25 above, or any other provision of this Loan Agreement or the Loan Documents, at no time shall Bluegreen/Big Cedar's monetary obligations and liability under the Loan, including but not limited to the Note of even date herewith, exceed the aggregate amount of the unpaid balance, plus all accrued and unpaid interest, of the Instruments assigned, endorsed and delivered by Bluegreen/Big Cedar to Lender as Collateral pursuant to this Loan Agreement, which Instruments arise out of a conveyance of Deeded Time-Share Interests in the Big Cedar Wilderness Club Condominium Project. Notwithstanding the foregoing, in the event Lender, at anytime after an Event of Default has occurred and while it is still continuing, in its sole discretion determines not to foreclose or otherwise realize upon the Instruments assigned by Bluegreen/Big Cedar's as Collateral for the performance of Bluegreen/Big Cedar's obligations arising under the Loan Documents but declares the Note and all other sums owing by Borrower to Lender in connection with the Loan to be due and payable, Lender agrees that it shall, upon tender of full payment by Big Cedar, L.L.C. to Lender of the aggregate amount of the unpaid balance, plus all accrued and unpaid interest of the Instruments assigned by Bluegreen/Big Cedar to Lender, assign, endorse and deliver to Big Cedar, L.L.C., immediately and concurrently with tender of full payment, all of the Instruments assigned by Bluegreen/Big Cedar to Lender and Lender shall unconditionally release and forever relinquish entirely any and all rights, title and interest that Lender has with respect to the Instruments assigned by Bluegreen/Big Cedar to Lender.

                         [Signatures on following pages]

      WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the dated first above written.

                                            BORROWER:


                                            BLUEGREEN CORPORATION, a
                                            Massachusetts corporation

                                            By: /s/ JOHN F. CHISTE
                                                --------------------------------

                                            Printed Name: John F. Chiste
                                                          ----------------------

                                            Title: Senior Vice President
                                                   -----------------------------


                                            BLUEGREEN VACATIONS UNLIMITED, INC.
                                            a Florida corporation

                                            By: /s/ JOHN F. CHISTE
                                                --------------------------------

                                            Printed Name: John F. Chiste
                                                          ----------------------

                                            Title: Treasurer
                                                   -----------------------------


                                            BLUEGREEN/BIG CEDAR VACATIONS, LLC.
                                            a Delaware limited liability company

                                            By: /s/ JOHN F. CHISTE
                                                --------------------------------

                                            Printed Name: John F. Chiste
                                                          ----------------------

                                            Title: Authorized Signatory
                                                   -----------------------------

                                            LENDER:

                                            Residential Funding Corporation,
                                            a Delaware corporation


                                            By: /s/ JEFF OWINGS
                                                --------------------------------
                                            Printed Name: Jeff Owings
                                            Title: Managing Director